
                                                                      EXHIBIT 10

                    INFORMATION TECHNOLOGY SERVICES AGREEMENT

                                     between

                        UNITED HEALTHCARE SERVICES, INC.

                                       and

                   INTERNATIONAL BUSINESS MACHINES CORPORATION

                                   dated as of

                                February 1, 2003

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                               TABLE OF CONTENTS

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ARTICLE 1             DEFINITIONS...............................................................................     1
ARTICLE 2             TERM......................................................................................     7
ARTICLE 3             BASE SERVICES.............................................................................     7
         3.01     Generally.....................................................................................     7
         3.02     Changes to the Services.......................................................................     8
         3.03     Systems Software..............................................................................     8
         3.04     Systems Software Maintenance..................................................................     8
         3.05     Additional Third Party Software...............................................................     8
         3.06     New Releases and Versions of the Software.....................................................     9
         3.07     Technology Developments.......................................................................    10
         3.08     Licenses and Permits..........................................................................    11
         3.09     Changes in Law and Regulations................................................................    11
         3.10     Strategic Plan and Product Standards..........................................................    11
         3.11     Manufacturers' Warranties.....................................................................    12
         3.12     Supplies......................................................................................    12
         3.13     Hardware Currency.............................................................................    12
         3.14     Changes in Scope of Services..................................................................    12
         3.15     Changes to Base Charges.......................................................................    13
         3.16     Software Manuals..............................................................................    13
         3.17     Dedicated Logical Environments................................................................    14
ARTICLE 4             TRANSITION................................................................................    14
         4.01     Transition Services...........................................................................    14
         4.02     Changes to the Transition Schedules...........................................................    14
         4.03     Testing Environments..........................................................................    14
         4.04     Transition Acceptance Criteria................................................................    15
         4.05     Location Completion...........................................................................    15
         4.06     Transition Completion.........................................................................    15
         4.07     Incentive Payment.............................................................................    15
         4.08     Incentive Credits.............................................................................    15
         4.09     Usage Charges During Transition...............................................................    15
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         4.10     Software Conversions..........................................................................    15
ARTICLE 5             APPLICATION RESOURCES.....................................................................    16
         5.01     Application Resources.........................................................................    16
         5.02     Application Resource Proposals................................................................    16
ARTICLE 6             ADDITIONAL SERVICES.......................................................................    17
         6.01     Additional Services...........................................................................    17
         6.02     Third Party Services..........................................................................    17
         6.03     Acquisition and Divestiture...................................................................    18
ARTICLE 7             CUSTOMER SATISFACTION.....................................................................    19
         7.01     Baseline Customer Satisfaction Survey.........................................................    19
         7.02     Customer Satisfaction Survey..................................................................    19
ARTICLE 8             PERFORMANCE STANDARDS.....................................................................    20
         8.01     Base Services.................................................................................    20
         8.02     New Service Levels............................................................................    20
         8.03     Adjustment of Service Levels..................................................................    20
         8.04     Performance Reports...........................................................................    20
         8.05     Root-Cause Analysis...........................................................................    20
ARTICLE 9             BENCHMARKING..............................................................................    21
ARTICLE 10            SERVICE LOCATIONS.........................................................................    21
         10.01    Service Locations.............................................................................    21
         10.02    Security Procedures...........................................................................    21
         10.03    Security Relating to Competitors..............................................................    22
         10.04    Access to Personnel and Resources.............................................................    22
ARTICLE 11            PROJECT TEAM..............................................................................    22
         11.01    Management Committee..........................................................................    22
         11.02    IBM Project Executive.........................................................................    23
         11.03    Key Employees.................................................................................    23
         11.04    Project Staff.................................................................................    24
         11.05    Facilities and Equipment......................................................................    24
         11.06    Review Meetings...............................................................................    24
         11.07    Subcontractors................................................................................    25
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         11.08    Conduct of IBM Personnel......................................................................    25
         11.09    Non-Competition...............................................................................    26
ARTICLE 12            MANAGEMENT AND CONTROL....................................................................    26
         12.01    Procedures Manual.............................................................................    26
         12.02    Change Control Procedures.....................................................................    27
ARTICLE 13            PROPRIETARY RIGHTS........................................................................    27
         13.01    UHS Software..................................................................................    27
         13.02    IBM Proprietary Software......................................................................    28
         13.03    IBM Third Party Software......................................................................    29
         13.04    Software Purchased by IBM on Behalf of UHS....................................................    29
         13.05    UHS Third Party Software......................................................................    30
         13.06    Developed Software............................................................................    30
         13.07    Infringement..................................................................................    31
         13.08    Changes and Upgrades to the Systems...........................................................    31
         13.09    Documentation.................................................................................    32
         13.10    Cooperation Upon Divestiture..................................................................    32
ARTICLE 14            REQUIRED CONSENTS.........................................................................    32
ARTICLE 15            UHS RESPONSIBILITIES......................................................................    33
ARTICLE 16            REPORTS AND DATA..........................................................................    33
         16.01    Ownership of UHS Data.........................................................................    33
         16.02    Correction of Errors..........................................................................    34
         16.03    Return of Data................................................................................    34
         16.04    Reports and Raw Data..........................................................................    34
         16.05    Re-Runs.......................................................................................    35
ARTICLE 17            CONTINUED PROVISION OF SERVICES...........................................................    35
         17.01    Disaster Recovery.............................................................................    35
         17.02    Force Majeure.................................................................................    36
         17.03    Allocation of Resources.......................................................................    38
ARTICLE 18            PAYMENTS..................................................................................    38
         18.01    Base Charges..................................................................................    38
         18.02    Additional Charges............................................................................    38
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         18.03    Rights of Set off.............................................................................    38
         18.04    Expenses......................................................................................    38
         18.05    Unused Credits................................................................................    39
         18.06    Adjustment to Charges.........................................................................    39
         18.07    Proration.....................................................................................    39
         18.08    ***...........................................................................................    39
         18.09    Technology Improvements.......................................................................    40
ARTICLE 19            PAYMENT SCHEDULE..........................................................................    40
         19.01    Charges.......................................................................................    40
         19.02    Detailed Invoices.............................................................................    41
         19.03    Time of Payment...............................................................................    41
         19.04    Disputed Charges or Credits...................................................................    41
ARTICLE 20            TAXES.....................................................................................    42
ARTICLE 21            AUDITS....................................................................................    44
         21.01    Processing....................................................................................    44
         21.02    Charges.......................................................................................    44
         21.03    Unauthorized Access...........................................................................    45
         21.04    Record Retention..............................................................................    46
         21.05    Access and Reports............................................................................    46
         21.06    Audit Software................................................................................    46
         21.07    Facilities....................................................................................    47
         21.08    Third Party Audit.............................................................................    47
ARTICLE 22            CONFIDENTIALITY...........................................................................    47
         22.01    Confidential Information......................................................................    47
         22.02    Attorney-Client Privilege.....................................................................    48
         22.03    Equitable Relief..............................................................................    49
         22.04    Unauthorized Acts.............................................................................    49
         22.05    Legal Action..................................................................................    50

----------------------------------
***  Represents text deleted pursuant to a confidentiality request filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the
     Securities Exchange Act of 1934, as amended.

                                      -iv-

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ARTICLE 23            REPRESENTATIONS, WARRANTIES AND COVENANTS.................................................    50
         23.01    By UHS........................................................................................    50
         23.02    By IBM........................................................................................    51
         23.03    Government Contracts..........................................................................    51
ARTICLE 24            TERMINATION...............................................................................    52
         24.01    Termination for Convenience...................................................................    52
         24.02    Termination for Sale of IBM...................................................................    52
         24.03    Termination for Sale of UHS...................................................................    52
         24.04    Termination for Material Breach...............................................................    53
         24.05    Other Terminations............................................................................    53
ARTICLE 25            TERMINATION CHARGE........................................................................    53
         25.01    Termination for Convenience...................................................................    53
         25.02    Termination for Sale of UHS...................................................................    54
         25.03    Proration.....................................................................................    54
         25.04    No Additional Charges.........................................................................    54
ARTICLE 26            TERMINATION ASSISTANCE....................................................................    54
ARTICLE 27            EXIT PLAN.................................................................................    55
ARTICLE 28            DISPUTE RESOLUTION........................................................................    56
         28.01    Project Executives............................................................................    56
         28.02    Management Committee..........................................................................    56
         28.03    Senior Management.............................................................................    56
         28.04    Judicial Resolution...........................................................................    57
         28.05    Continuity of Services........................................................................    57
ARTICLE 29            INDEMNIFICATION...........................................................................    57
         29.01    By UHS........................................................................................    57
         29.02    By IBM........................................................................................    58
         29.03    Indemnification Procedures....................................................................    59
ARTICLE 30            DAMAGES...................................................................................    59
         30.01    Direct Damages................................................................................    59
         30.02    Consequential Damages.........................................................................    61
         30.03    Performance Credits...........................................................................    61
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ARTICLE 31            INSURANCE.................................................................................    62
ARTICLE 32            MISCELLANEOUS PROVISIONS..................................................................    63
         32.01    Assignment and Change of Control..............................................................    63
         32.02    Notices.......................................................................................    64
         32.03    Counterparts..................................................................................    65
         32.04    Headings......................................................................................    65
         32.05    Relationship..................................................................................    65
         32.06    Consents, Approvals and Requests..............................................................    65
         32.07    Severability..................................................................................    66
         32.08    Waiver........................................................................................    66
         32.09    Publicity.....................................................................................    66
         32.10    Entire Agreement..............................................................................    66
         32.11    Amendments....................................................................................    67
         32.12    Governing Law.................................................................................    67
         32.13    Survival......................................................................................    67
         32.14    Third Party Beneficiaries.....................................................................    67
         32.15    Covenant of Further Assurances................................................................    67
         32.16    Solicitation..................................................................................    67
        32.17     Remedies......................................................................................    68
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                                      -vi-

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                                LIST OF EXHIBITS

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Exhibit 1         Mainframe Services

                  Exhibit 1.1: Services

                  Exhibit 1.2: Service Levels

                  Exhibit 1.3: Charges

                  Exhibit 1.4: Software

                  Exhibit 1.5: Machines

                  Exhibit 1.6: Standards

                  Exhibit 1.7: Customer Satisfaction Survey

                  Exhibit 1.8: Transition

                  Exhibit 1.9: Mainframe Reports

                  Exhibit 1.10: Facilities Management

Exhibit 2         Customer Support Services

                  Exhibit 2.1: Services

                  Exhibit 2.2: Intentionally Omitted

                  Exhibit 2.3: Charges

Exhibit 3         Managed Server Farm Services

                  Exhibit 3.1: Services

                  Exhibit 3.2: Intentionally Omitted

                  Exhibit 3.3: Charges

                  Exhibit 3.5: Machines

Exhibit 4         Network Services

                  Exhibit 4.1: Services

                  Exhibit 4.2: Intentionally Omitted

                  Exhibit 4.3: Charges
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                  Exhibit 4.4: Software

                  Exhibit 4.5: Machines

Exhibit 5         Universal Server Farm Services

                  Exhibit 5.1: Services

                  Exhibit 5.2: Intentionally Omitted

                  Exhibit 5.3: Charges

Exhibit 6         Benchmarking

Exhibit 7         Service Locations

Exhibit 8         Key Employees

Exhibit 9         UHS Competitors

Exhibit 10        Audit Procedures

Exhibit 11        UHS Expense Policy

Exhibit 12        Subcontractors

Exhibit 13        Termination Assistance Services

Exhibit 14        Strategic Plan

Exhibit 15        Procedures Manual Outline

Exhibit 16        Change Control Procedures

Exhibit 17        Intentionally Omitted

Exhibit 18        Software Management Process

Exhibit 19        Miscellaneous Services

                  Exhibit 19.1: Miscellaneous Services

                  Exhibit 19.2: Intentionally Omitted

                  Exhibit 19.3: Charges

Exhibit 20        IBM Competitors

         This INFORMATION TECHNOLOGY SERVICES AGREEMENT, dated as of February 1, 2003, is entered into by and between UNITED HEALTHCARE SERVICES, INC., a Delaware corporation, and INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation. Capitalized terms not otherwise defined herein have the meanings set forth in Article 1.

                              W I T N E S S E T H:

         WHEREAS, the MetraHealth Companies, Inc. and Integrated Systems Solutions Corporation previously entered into that certain Information Technology Services Agreement, dated as of November 1, 1995, as amended (the "Original Agreement"); and

         WHEREAS, UHS and IBM, as successors in interest to the MetraHealth Companies, Inc., and Integrated Systems Solutions Corporation, respectively, entered into a renegotiation of the Original Agreement to increase the scope of services provided under the Original Agreement and to document certain other changes to the Base Services and the relationship between the Parties; and

         WHEREAS, UHS and IBM have engaged in extensive negotiations and discussions that have culminated in the formation of the relationship to provide information technology services according to Service Levels and according to the terms and conditions as described in this Agreement; and

         WHEREAS, UHS and IBM desire to terminate the Original Agreement, without cost or penalty to either Party, and enter into this Agreement; and

         WHEREAS, UHS and IBM have, prior to the Effective Date, entered into a number of Additional Services Schedules, which (except as indicated otherwise in the Agreement) shall be terminated effective as of the Effective Date.

         NOW, THEREFORE, for and in consideration of the agreements of the Parties set forth below, UHS and IBM agree as follows:

                              ARTICLE 1 DEFINITIONS

         The following defined terms shall have the meanings specified below:

"Additional Charges" shall mean the fees described in an Additional Services
         Schedule.

"Additional Services" shall mean those services requested by UHS and provided by IBM that are outside the scope of the Base Services.

"Additional Services Proposal" shall mean the proposal, submitted by IBM in response to a Request for Service for the performance of an Additional Service, containing a description of the scope and functionality of such Additional Service and an estimate, as may be applicable, of the computing, communications, human resources, capacity requirements and charges necessary to develop and implement such Additional Service.

"Additional Services Schedule" shall mean, in the event that UHS elects to have IBM perform an Additional Service, a written agreement executed by UHS and IBM.

"Affiliate" shall mean, with respect to a Party, any entity controlling, controlled by or under common control with such Party. The term "Control" as used in this Agreement shall mean the legal, beneficial or equitable ownership, directly or indirectly, of more than 50 percent of the aggregate of all voting equity interest of such entity.

"Agents" shall mean with respect to a Party, such Party's directors, officers, employees, agents, subcontractors and other representatives.

"Agreement" shall mean this Information Technology Services Agreement, dated
         February 1, 2003, by and between UHS and IBM, and its Exhibits, as may be amended by the Parties from time to time.

"Applicable DR Plan" shall have the meaning set forth in Section 17.01.

"Application Gigabytes" shall mean the allocated disk space, measured in gigabytes, that represents UHS' billable portion of the installed DASD pursuant to Exhibit 1.3.

"Application Hours" shall mean the CPU time, measured in terms of an ES9000-340 processor, that represents UHS' billable portion of CPU consumption pursuant to Exhibit 1.3.

"Applications Software" shall mean the software identified as "Applications
         Software" as set forth in the Exhibits.

"Application Tape Mounts" shall mean the tape mounts that represent UHS' billable portion of tape mounts pursuant to Exhibit 1.3.

"Backup Facility" shall have the meaning set forth in Section 17.01.

"Base Charges" shall mean the fees for the Base Services set forth in the applicable Charges Exhibits.

"Baseline" shall mean the specified quantity of resources included in the Base
         Charges set forth in the applicable Charges Exhibits.

"Base Service Levels" shall mean the service levels specified described in the Service Level Exhibits for the Base Services, as may be adjusted pursuant to Section 8.03.

"Base Services" shall mean the services and obligations set forth in the Services Exhibits and otherwise identified in this Agreement as being Base Services.

"Change(s)" shall mean all changes to the Systems and the Services that would materially alter the functionality or technical environment of the Systems.

"Change Control Procedures" shall mean the written procedures for handling and implementing Changes as approved by UHS pursuant to Exhibit 16.

"Charges" shall mean the Base Charges and the Additional Charges, collectively.

"Charges Exhibits" shall mean (a) as of the Effective Date, Exhibit 1.3, Exhibit
         2.3, Exhibit 3.3, Exhibit 4.3, Exhibit 5.3, Exhibit 19.3; and (b) any future charges exhibits agreed to by the Parties pursuant to an Additional Services Schedule or an amendment to this Agreement.

"Commencement Date" shall mean April 1, 2003.

"Confidential Information" of a Party shall mean any and all information of or concerning such Party in any form, furnished or made available directly or indirectly by a Party to the other Party that: (a) is marked confidential, restricted, proprietary, or with a similar designation;
         (b) involves specifications, designs, documents, correspondence, Software, documentation, data and other materials and work product; (c) concerns the operations, affairs and businesses of a Party, the financial affairs of a Party, or the relations of a Party with its customers, vendors, employees and service providers (including customer lists, customer information, vendor information, account information and consumer markets); (d) contains other information of a Party, its Affiliates or their customers that is not permitted to be disclosed to third parties under applicable local law or regulation; (e) contains other information or data stored on magnetic media or otherwise or communicated orally, and obtained, received, transmitted, processed, stored, archived, or maintained by a Party pursuant to the Agreement;
         (f) contains the terms of this Agreement; and/or (g) is UHS Data.

"Contract Year" shall mean each 12-month period commencing on the Effective Date or any anniversary of the Effective Date during the Term.

"Critical Functions" shall mean those functions set forth in the applicable
         Service Exhibits as such list may be updated by UHS from time to time during the Term.

"Data Controller" shall have the meaning set out in the Data Protection Act.

"Data Processor" shall have the meaning set out in the Data Protection Act.

"Data Protection Act" shall mean Directive 95/46/EC of the European Parliament and Council and any implementing legislation in the applicable member states of the European Union concerning the protection of Personal Data.

"Data Subject" shall have the meaning set out in the Data Protection Act

"Default Cure Period" shall have the meaning set forth in Section 24.04.

"Default Notice" shall have the meaning set forth in Section 24.04.

"Developed Software" shall have the meaning set forth in Section 13.06.

"Developed Software Agreement" shall have the meaning set forth in Section
         13.06.

"Direct Damages Cap" shall have the meaning set forth in Section 30.01.

"Disaster" shall mean any event including, without limitation, a Force Majeure
         Event, which is generally referred to as a disaster in the health insurance or managed health care industries or which causes one or more Critical Functions to be unavailable as specified in the applicable Service Exhibits.

"Documentation" shall mean, except as set forth in Section 13.02 and Section
         13.03 with respect to the IBM Software, all documentation, written materials, work papers, configurations, manuals (including the Procedures Manual and the Change Control Procedures) and other work product prepared by or on behalf of IBM or otherwise used by IBM or its Agents in connection with providing the Services.

"Effective Date" shall mean February 1, 2003.

"Force Majeure Event" shall mean any failure or delay caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, sabotage, civil disorders, rebellions or revolutions in the United States or any other similar cause beyond the reasonable control of a Party and without the fault or negligence of such Party.

"GLB" shall have the meaning set forth in Attachment 1.

"GVDC Software" shall have the meaning set forth in Section 13.12.

"HIPAA" shall have the meaning set forth in Attachment 1.

"IBM" shall mean International Business Machines Corporation, a New York corporation, with its principal place of business at Route 100, Somers, NY 10589.

"IBM Commercial Proprietary Software" shall mean that IBM Proprietary Software that IBM makes generally available to its commercial customers. The IBM Commercial Proprietary Software as of the Commencement Date, and as updated from time to time as mutually agreed to by the Parties, is listed in the applicable Software Exhibits.

"IBM Competitor" shall have the meaning set forth in Exhibit 20.

"IBM Machines" shall mean those machines and equipment owned or leased by IBM for use in connection with the Services set forth in the Machines Exhibits.

"IBM Non-Commercial Proprietary Software" shall mean that IBM Proprietary
         Software that IBM does not make generally available to its commercial customers. The IBM Non-Commercial Proprietary Software as of the Commencement Date, and as updated from time to time as mutually agreed to by the Parties, is listed in the applicable Software Exhibits.

"IBM Project Executive" shall have the meaning set forth in Section 11.02.

"IBM Proprietary Software" shall mean all IBM owned software and associated documentation used by IBM to deliver the Services, including the IBM Commercial Proprietary Software and the IBM Non-Commercial Proprietary Software.

"IBM Service Locations" shall mean the service locations owned, leased or under the control of IBM that are set forth in Exhibit 7.

"IBM Software" shall mean the IBM Proprietary Software and the IBM Third Party
         Software, collectively.

"IBM Third Party Software" shall mean all software and related documentation licensed or leased from a third party by IBM that will be used in connection with the Services. The IBM Third Party Software as of the Commencement Date, and as updated from time to time as mutually agreed to by the Parties, is listed in the applicable Software Exhibits.

"Indemnifying Party" shall mean the Party to whom the Indemnitee shall give notice of a claim that is covered by Section 29.01 or Section 29.02.

"Indemnitee" shall mean the Party against whom a third party makes a claim covered by Section 29.01 or Section 29.02 with respect to which such Party seeks indemnification.

"Key Employee(s)" shall mean the Project Staff members who are set forth on
         Exhibit 8 as may be updated pursuant to Section 11.03.

"Machines" shall mean the UHS Machines and the IBM Machines, collectively.

"Machines Exhibits" shall mean (a) as of the Effective Date, Exhibit 1.5,
         Exhibit 3.5, Exhibit 4.5; and (b) any future machines exhibits agreed to by the Parties pursuant to an Additional Services Schedule or an amendment to this Agreement.

"Mainframe Services" shall mean those Services described in Exhibit 1.1.

"Management Committee" shall mean the committee comprised of (a) two members of UHS' executive management staff, appointed by UHS, and (b) two members of IBM's executive management staff, appointed by IBM.

"Medicare Contracts" shall have the meaning set forth in Section 23.03.

"New Service Levels" shall mean the levels of service to be provided by IBM for an Additional Service that are (a) specified in the Additional Services Schedule or (b) otherwise established by UHS and IBM.

"Non-Mainframe Services" shall mean Services other than Mainframe Services.

"Original Agreement Date" shall mean November 1, 1995.

"Operations Services" shall mean services relating to mainframe operations, master console operation, tape management, tape librarian, print and I/O management, physical data center security, and level one help desk services, collectively.

"Parties" shall mean UHS and IBM, collectively.

"Party" shall mean UHS or IBM, as applicable.

"Performance Credit(s)" shall mean, in the event of a failure to provide the Services in accordance with the Service Levels, the performance credits incurred by IBM to be applied against the Charges identified in and according to the schedule set forth in the applicable Service Levels Exhibits.

"Personal Data" shall have the meaning set out in the Data Protection Act.

"Personal Information" shall have the meaning set forth in Attachment 1.

"PHI" shall have the meaning set forth in Attachment 1.

"Privileged Work Product" shall mean certain documents, data and databases created by IBM and its Agents for UHS and its Affiliates and all associated communications thereto subject to the attorney-client privilege.

"Procedures Manual" shall mean the operating procedures manual applicable to the Services, prepared by IBM as part of the Original Agreement, with which IBM and UHS shall comply in providing and receiving, respectively, the Services.

"Project Executives" shall mean the IBM Project Executive and the UHS Project
         Executive, collectively.

"Project Staff" shall have the meaning set forth in Section 11.04.

"Reasonable Currency" shall have the meaning set forth in Section 3.06.

"Report(s)" shall mean those reports in connection with the Services prepared by IBM as listed in the Services Exhibits.

"Request for Service" shall mean the procedure specified in the Procedures
         Manual by which UHS shall request changes to the Services, which may or may not result in an Additional Charge.

"Resource Units" shall mean (a), as of the Effective Date, Application Hours,
         Application Gigabytes, Application Tape Mounts, and customer service center calls; and (b) any other units of resource consumption measurement agreed to by the Parties and set forth in the Charges Exhibits.

"Service Levels" shall mean the Base Service Levels and the New Service Levels, collectively.

"Service Levels Exhibits" shall mean (a) as of the Effective Date, Exhibit 1.2 and any executed and effective Additional Services Schedule containing Service Levels; and (b) any future service levels exhibits agreed to by the Parties pursuant to an Additional Services Schedule or an amendment to this Agreement.

"Service Locations" shall mean those UHS Service Locations and IBM Service
         Locations that are set forth in Exhibit 7.

"Service Tower" shall mean each of (a) the Mainframe Services (as set forth in Exhibit 1), (b) the Customer Support Services (as set forth in Exhibit
         2), (c) the Managed Server Farm Services (as set forth in Exhibit 3),
         (d) the Network Services (as set forth in Exhibit 4), (d) the Universal Server Farm Services (as set forth in Exhibit 5), the Miscellaneous Services (as set forth in Exhibit 19), and (e) any future exhibits to this Agreement executed by the Parties under which IBM shall provide Services to UHS.

"Services" shall mean the Base Services and the Additional Services, collectively.

"Services Exhibits" shall mean: (a) as of the Effective Date, Exhibit 1.1,
         Exhibit 2.1, Exhibit 3.1, Exhibit 4.1, Exhibit 5.1, and Exhibit 19.1 and (b) any future services exhibits agreed to by the Parties pursuant to an Additional Services Schedule or an amendment to this Agreement.

"Software" shall mean the IBM Software, the UHS Software and the Developed
         Software, collectively.

"Software Exhibits" shall mean: (a) as of the Effective Date, Exhibit 1.4 and
         Exhibit 4.4; (b) any other exhibit to this Agreement setting forth Software to be used by IBM in providing the Services; and (c) any future software exhibits agreed to by the Parties pursuant to an Additional Services Schedule or an amendment to this Agreement.

 "Software Ledger" shall have the meaning set forth in Section 13.10.

"Software Management Process" shall mean the software management process set forth in Exhibit 18.

"Strategic Plan" shall have the meaning set forth in Section 3.10.

"Systems Software" shall mean Software used to provide the Services that provides the general operating and monitoring environment for processing and network connectivity to all Applications Software, databases, middleware and tools, such as operating systems, teleprocessing monitors, database management systems, network operating systems and communication systems, and includes, without limitation, all Software identified as "Systems Software" in the Software Exhibits.

"Systems" shall mean the Software and the Machines, collectively.

"Term" shall have the meaning set forth in Article 2.

"Termination Assistance Services" shall mean (1) the cooperation of IBM and its Agents with UHS and its Affiliates in effecting the orderly transfer of the Services to a third party or the resumption of the Services by UHS or its Affiliates upon request by UHS and (2) the performance by IBM of such services as may be requested by UHS in accordance with Exhibit 13 and the Services Exhibits in connection with the transfer of the Services to a third party or the resumption of the Services by UHS or its Affiliates.

"Termination Charge" shall mean those fees described in the applicable Charges
         Exhibits.

"Termination Transition Plan" shall mean any plan agreed upon by the Parties to effect the orderly transfer of the Services to a third party or the resumption of the Services by UHS or its Affiliates.

"Third Party Services" shall have the meaning set forth in Section 6.02.

"UHS" shall mean United HealthCare Services, Inc., and its Affiliates.

"UHS Competitors" shall mean those entities set forth in Exhibit 9.

"UHS Data" shall mean all data and information submitted to IBM by UHS or its Affiliates in connection with the Services, including data and information derived from that which is submitted to IBM by UHS or its Affiliates.

"UHS Data Center" shall mean those UHS data centers that are set forth in
         Exhibit 7.

"UHS Machines" shall mean those machines and equipment which IBM uses in the provision of the Services and which are owned or leased by UHS and set forth in the Machines Exhibits.

"UHS Project Executive" shall mean the individual who is appointed by UHS who shall be solely authorized to act as the primary point of contact for IBM in dealing with UHS and its Affiliates with respect to each Party's obligations under this Agreement and all consents or approvals under this Agreement and to make all requests on behalf of UHS and its Affiliates.

"UHS Proprietary Software" shall mean the software owned by UHS or its Affiliates identified as such and set forth in the Software Exhibits.

"UHS Reporting Data" shall mean all raw and summarized electronic data, files, databases and abstractions thereof, as applicable, used to produce the Reports and reflect general performance and utilization statistics for the Services, the Software and the Machines provided by IBM, as specified in the Service Exhibits.

"UHS Service Locations" shall mean the service locations owned, leased or under the control of UHS that are set forth in Exhibit 7.

"UHS Software" shall mean the UHS Proprietary Software, the UHS Third Party
         Software and any related documentation in UHS' possession on or after the Agreement Date.

"UHS Third Party Software" shall mean the software licensed or leased by UHS or its Affiliates from a third party identified as such and set forth in the Software Exhibits.

"Unreasonable Barrier" shall mean have the meaning set forth in Section 13.02.

               ARTICLE 2 TERM; TERMINATION OF ORIGINAL AGREEMENT

                  2.01 Termination of Original Agreement. UHS and IBM, as successors in interest to the MetraHealth Companies, Inc., and Integrated Systems Solutions Corporation, respectively, hereby agree that, effective as of the Effective Date, the Original Agreement shall be terminated, without cost or penalty to either Party, and of no further force or effect.

                  2.02 Termination of Additional Services Schedules. UHS and IBM hereby agree that, effective as of the Effective Date, each of the Additional Services Schedules executed under the Original Agreement, except for those Additional Services Schedules specifically referenced in Exhibit 2.1,
Exhibit 3.1, Exhibit 5.1, and Exhibit 19.1, shall be terminated, without cost or penalty to either Party, and of no further force or effect.

                  2.03 Term. The term of this Agreement shall commence on the Effective Date and shall continue in effect until the last of the Services Exhibits has expired, unless terminated earlier pursuant to this Agreement (the "Term").

                             ARTICLE 3 BASE SERVICES

                  3.01 Generally. During the Term, IBM shall provide to UHS and its Affiliates the Base Services. IBM shall increase or decrease the amount of the Base Services according to UHS' and such Affiliates' demand for the Base Services and at the Charges described in the applicable Charges Exhibits. In performing the Services, IBM and its Agents shall during the Term use the IBM Software, UHS Software and such other software as the Parties may agree.

                  3.02 Changes to the Services. Except as may be necessary on an emergency basis to maintain the continuity of the Services, as required pursuant to the Change Control Procedures or as otherwise set forth in this Agreement, IBM shall not, without UHS' prior consent, modify the then current
(1) composition or nature of the Services or (2) manner in which the Services are provided or delivered.

                  3.03 Systems Software. Administrative, operational, maintenance and financial responsibility for the Systems Software will be as specified in this Agreement and the applicable Exhibits.

                  3.04 Systems Software Maintenance. As part of the Base Services, IBM shall provide UHS and its Affiliates with Systems Software maintenance and Systems Software production support services as described in applicable Services Exhibits, including but not limited to (1) preventive and corrective maintenance to correct defects and failures in the Systems Software and any third party systems software, (2) installing, testing and maintaining upgrades to the Systems Software and any third party systems software and (3) changes, enhancements and replacements of the Systems Software or additional Systems Software, as IBM deems necessary, in order to perform the Services in accordance with the Service Levels.

                  3.05 Additional Third Party Software. To support UHS' receipt of the Services, UHS may request IBM to provide, and IBM may agree to provide, third party

Applications Software or additional Systems Software for reasons other than those set forth in Section 13.02, Section 13.03 or Section 13.04 (e.g., UHS may request IBM to provide additional third party Software in order to accommodate a material change to the UHS IT environment initially proposed by UHS and agreed to pursuant to the Request for Service process). With respect to such Software:

                  (1) IBM shall use reasonable commercial efforts to secure a license that is either (a) in IBM's name and transferable to UHS at such time as IBM and its Agents cease to provide an applicable Service, or (b) in UHS' name, with IBM having the right to have access to and use such Software to the extent contemplated by this Agreement;

                  (2) IBM shall use reasonable commercial efforts to have included in each such license the right for UHS and IBM to attend all user group meetings offered by the software vendor; and

                  (3) If IBM is unable to obtain the rights described in subsections (1) and (2) above, IBM shall notify UHS in writing of its inability to grant UHS such a license and of the cost and viability of any other Software that can perform the requisite functions and with respect to which IBM has the ability to grant such a license. Such notice shall contain the proposed third party vendor's then current terms and conditions (including any license or transfer restrictions or fees), if any, for making such Software available to UHS at such time as IBM and its Agents cease to provide an applicable Service. Upon agreement of the Parties, IBM shall update the Software Ledger with the terms and conditions, if any, that shall apply to UHS at such time as IBM and its Agents cease to provide an applicable Service. Once the Software Ledger has been updated, IBM may introduce such Software for use in providing the Services.

                  As part of the Base Services, IBM shall make available to UHS and its Affiliates such Software for use by UHS, and IBM shall have administrative, operational, maintenance responsibility for any additional third party Systems Software requested by UHS during the Term. The Parties, pursuant to the Software Management Process, shall determine the financial responsibility for the acquisition of any additional third party Systems Software pursuant to this Section 3.05.

                  3.06     New Releases and Versions of the Software.

         A. As part of the Base Services, IBM shall maintain Reasonable Currency for releases and versions of the IBM Software, unless otherwise agreed to by UHS and IBM. "Reasonable Currency" shall mean that new releases and versions of the IBM Software shall be installed by IBM and be operational no later than 12 months following the date the licensor of such software made such release or version generally available to IBM. IBM shall perform the installation of new versions and releases, program temporary fixes, perform preventive maintenance and perform other software changes in accordance with the Change Control Procedures. UHS and IBM shall jointly determine the appropriate level of testing required for such System Software Changes. UHS shall provide maintenance and testing support for Application Software to allow IBM to meet upgrade schedules for System Software changes.

         B. If UHS determines that certain Software requires a migration period during which multiple product levels are supported, IBM shall advise UHS of the additional charges, if any, associated with the provision of such support and the Parties shall agree on the terms and conditions associated with providing such support. If UHS requests that IBM delay upgrading any IBM Software, and IBM is not meeting an affected Service Level, UHS shall relieve IBM from such Service Level until such time as such IBM Software is deemed current. In the event that any such Software is no longer supported by the vendor of such IBM Software, IBM may pass through to UHS the incremental maintenance costs in respect of such IBM Software.

                  3.07 Technology Developments. As part of the Base Services, IBM shall provide to UHS, for UHS' evaluation and testing in connection with the Services, at the same time as access is provided to other IBM customers, any new, commercially available IBM information processing technology developments, including new software and hardware developments, that could reasonably be expected to have an impact on UHS' business. If, after such evaluation and testing, UHS requests, pursuant to the Request for Service process, that IBM provide any technology developments to UHS for UHS' or its Affiliates' use, IBM shall provide such developments to UHS at reasonable commercial rates as may be agreed to by UHS and IBM.

                  3.08 Licenses and Permits. As part of the Base Services, IBM shall be responsible for obtaining all governmental licenses, authorizations and permits required by applicable laws and regulations, which IBM is required to have to perform the Services. IBM shall have financial responsibility for, and shall pay, all fees and taxes associated with obtaining such governmental licenses, authorizations and permits.

                  3.09 Changes in Law and Regulations. Each Party shall identify and notify the other Party of changes in applicable laws and regulations and, as part of the Base Services, IBM shall identify the impact of such changes on its ability to perform and deliver the Services. IBM shall promptly make any modifications to the Services as are reasonably necessary to perform and deliver the Services in accordance with the Service Levels as a result of such changes. IBM shall be responsible for, and shall pay for, the cost of any such modification relating to IBM's business. UHS shall pay for the cost of any such modification relating to UHS' or its Affiliates' businesses. All such modifications shall be effected through the Request for Service Process.

                  3.10 Strategic Plan and Product Standards. Upon UHS' request, as part of the Base Services, IBM shall assist UHS (or its Agents) with its development (and modification of, from time to time) of a strategic plan and product standards (the "Strategic Plan") as set forth in Exhibit 14. The Strategic Plan will incorporate alternative technologies in the plan, such as hardware and applications software that support comprehensive centralized and decentralized processing correlating to UHS' strategic business direction. Notwithstanding any such assistance from IBM, the adoption of such modifications, in whole or in part, (1) shall be within UHS' sole discretion, and (2) may be considered a Change or an Additional Service.

                  3.11 Manufacturers' Warranties. As part of the Base Services, IBM shall without limitation of any of UHS' other rights or remedies, pass through to UHS or its Affiliates, as agreed to by the Parties, whenever such pass through is permitted, the manufacturer's or vendor's warranty on all Machines, Software, or any installation or maintenance services provided in connection with such Machines or Software, and, in the event of any warranty claim, cooperate fully with UHS in asserting such claim against the warrantor.

                  3.12 Supplies. As part of the Base Services and as may be more fully described in the Services Exhibits, IBM shall provide to UHS such data processing related forms and supplies required for Systems operations. IBM shall provide magnetic tapes and optical platters, provided that if there is a material change in the Services that affects the volume of data processing related forms and supplies required for Systems operations, the Parties shall negotiate an appropriate adjustment to the Charges.

                  3.13 Hardware Currency. As part of the Base Services, unless otherwise provided in an Exhibit to this Agreement, IBM shall maintain the IBM Machines under the original manufacturer's specifications for such IBM Machines. In the event such specifications have been or will be discontinued, IBM shall develop a plan for UHS' approval to replace such IBM Machines within a reasonable time with IBM Machines and equipment providing equal functionality for which maintenance is available.

                  3.14 Changes in Scope of Services. Notwithstanding anything to the contrary contained in the Agreement, UHS shall have the right, at any time (1) to in-source or to contract with a third party to perform any Services or (2) increase or decrease workload volumes based on environmental changes. With respect to those Services that are charged on a usage basis, as set forth in the Charges Exhibits, any increase or decrease in UHS' or its Affiliates' demand for such usage-based Services shall be measured in Resource Units. In the event that, as a result of UHS' decision to increase or decrease its demand for such usage-based Services, the number of Resource Units attributable to UHS or its Affiliates increases or decreases, IBM shall increase or decrease the Base Charges in accordance with the applicable rates set forth in the applicable

Charges Exhibits. With respect to the potential migration of the Mainframe Services to a facilities management arrangement, IBM and UHS shall perform their respective obligations set forth in Exhibit 1.10.

                  3.15 Changes to Base Charges. Any disagreement between the Parties with respect to any adjustments to the Base Charges contemplated by
Section 3.14 or Section 6.03 shall be resolved in accordance with the dispute resolution procedures set forth in Article 28.

                  3.16 Software Manuals. As part of the Base Services, with respect to the Services, IBM will provide, as requested by UHS or its Affiliates, on-line documentation for the IBM Software set forth in the Software Exhibits, to the extent that a licensor would normally provide such documentation to a licensee. Any additional documentation required beyond the normal distribution shall be at UHS' expense.

                  3.17 Dedicated Logical Environments. As part of the Base Services unless as specified in the Services Exhibits, IBM shall provide the Services using logical environments (e.g., LPARS with respect to the Mainframe Services environment) dedicated solely to UHS and its Affiliates. IBM may propose from time to time during the Term that UHS share the same logical environment that is dedicated solely to supporting UHS and its Affiliates with other customers of IBM. IBM shall provide to UHS, for UHS' approval, a detailed proposal for such shared environment, including benefits, savings or risks to UHS and its Affiliates during the Term.

                              ARTICLE 4 TRANSITION

                  Commencing on the Commencement Date, as part of the Base Services IBM shall provide those transition-related Services described in, and in accordance with the provisions of Exhibit 1.8.

                        ARTICLE 5 APPLICATION RESOURCES

                  Intentionally Omitted.

                         ARTICLE 6 ADDITIONAL SERVICES

                  6.01 Additional Services. During the Term, UHS may, from time to time, request through the Request for Services process that IBM perform an Additional Service. IBM shall, as part of the Base Services, provide to UHS, as soon as reasonably practicable following receipt of a Request for Services from UHS, an Additional Services Proposal (in the event that the Services requested by UHS pursuant to such Request for Services consist of Additional Services). In the event UHS elects to have IBM perform the Additional Service, UHS and IBM shall execute an Additional Services Schedule. IBM shall not begin performing any Additional Service until an Additional Services Schedule under this Agreement has been duly executed by UHS and IBM.

                  6.02 Third Party Services. Notwithstanding any request made to IBM or the submission of an Additional Services Proposal by IBM pursuant to Section 6.01, UHS shall have the right to contract with a third party to perform any services which are in addition to, or outside the scope of, the Services (the "Third Party Services"). If UHS contracts with a third party to perform any Third Party Service, IBM shall cooperate with UHS and such third party to the extent reasonably required by UHS, including provision of (1) written requirements, standards and procedures for UHS systems operations maintained by IBM so that the enhancements or developments of such third party may be operated by IBM, (2) assistance and support services to such third party at rates no less favorable than other customers of IBM receiving substantially similar services, and (3) access to the Software and the Machines, subject to any third party restrictions on IBM Third Party Software and IBM Machines, as may be reasonably required by such third party and approved by UHS in connection with such Third Party Service. UHS shall require such third parties to comply with IBM's reasonable requirements regarding operations, data center standards and security. IBM shall, at its own expense, cooperate with such Third Party Service provider at UHS' request, provided the Third Party Service provider complies with any written requirements, standards and policies for system operations provided to UHS by IBM. UHS agrees to consider recommendations from IBM regarding the technical architecture or environment for any such Third Party Service.

                  6.03 Acquisition and Divestiture. In the event of an acquisition of any business or business unit by UHS or its Affiliates, any increased function or service requirements that may result in connection with such acquisition may be treated as Additional Services or Third Party Services, at UHS' option. In the event of a divestiture of any business or business unit of UHS or its Affiliates, IBM and UHS shall negotiate and implement a decrease in the Base Charges.

                         ARTICLE 7 CUSTOMER SATISFACTION

                  7.01 Customer Satisfaction Survey. At least once every 12 months during the Term and as part of the Base Services, IBM shall conduct a customer satisfaction survey of the senior managers of UHS that shall focus on satisfaction with the functional interface between UHS and IBM. The content, scope and method of the survey shall be consistent with the form set forth in
Exhibit 1.7 or other applicable Exhibits and the timing of the above surveys are subject to UHS' approval.

                  7.02 Other Surveys. IBM shall conduct the customer satisfaction surveys described in any of the Exhibits to this Agreement in accordance with procedures set forth in such Exhibits.

                  7.03 Survey Results. With respect to all customer satisfaction surveys conducted under this Agreement, IBM shall provide UHS and the Management Committee with a summary (in form and substance satisfactory to UHS) of the results of any customer satisfaction survey conducted by IBM pursuant to this Article 7. For each such customer satisfaction survey, IBM shall achieve at least 90 percent customer satisfaction for each class of end-users, as shall be defined by UHS, and show reasonable improvement from the prior survey. If IBM fails to achieve this standard in any customer satisfaction survey, then 30 days after such survey is complete, IBM shall submit a detailed plan to UHS detailing how it will improve UHS' satisfaction percentage.

                            ARTICLE 8 SERVICE LEVELS

                  8.01 Base Services. Commencing on the Commencement Date and continuing throughout the Term, IBM shall provide the appropriate Base Services at the Base Service Levels applicable to such Base Services.

                  8.02 New Service Levels. IBM shall provide Additional Services at the levels of service (1) specified in an Additional Services Schedule or (2) otherwise established in writing by UHS and IBM (the "New Service Levels").

                  8.03 Adjustment of Service Levels. The Management Committee shall review during the last quarter of every calendar year and shall adjust and implement, as appropriate, the Service Levels. In addition, either UHS or IBM may, at any time upon notice to the other Party, request review and, upon agreement by the Management Committee, adjust any Service Level that such Party in good faith believes is inappropriate at that time.

                  8.04 Performance Reports. As part of the Base Services, on or before the tenth business day of each month during the Term, IBM shall provide to UHS monthly performance reports assessing IBM's performance with respect to the applicable Service Levels in accordance with the reporting requirements set forth in the applicable Exhibits to this Agreement.

                  8.05 Root-Cause Analysis. In the event that the Services have not been provided in accordance with the Service Levels, IBM shall, as part of the Base Services, (1) perform a root-cause analysis to identify the cause of such failure, (2) correct such failure, (3) provide UHS with a written report detailing the cause of, and procedure for correcting, such failure and (4) provide UHS with reasonable evidence that such failure will not reoccur. IBM shall provide the foregoing to UHS at the next monthly management meeting following IBM's failure to provide the Services in accordance with the Service Levels.

                             ARTICLE 9 BENCHMARKING

                  UHS and IBM shall conduct any Benchmarking exercises with respect to this Agreement in accordance with the provisions of Exhibit 6.

                    ARTICLE 10 SERVICE LOCATIONS AND SECURITY

                  10.01 Service Locations. The Services shall be provided from the Service Locations.

                  10.02 Security Procedures. As part of the Base Services, IBM shall maintain and enforce at the IBM Service Locations safety and security procedures that are at least (1) equal to industry standards for such Service Locations and (2) as rigorous as those procedures in effect at the IBM Service Locations as of the Effective Date. As part of the Base Services, IBM shall provide at the Service Locations safety and security procedures sufficient to prevent unauthorized access to all software and equipment which process UHS Data. IBM shall periodically review and update safety and security procedures at the Service Locations. With respect to each UHS Service Location, as part of the Base Services, IBM shall comply with the safety and security procedures that are in effect at the UHS Service Locations as may be reasonably required by UHS and its Affiliates.

                  10.03 Security Relating to Competitors. If (1) IBM provides the Services from an IBM Service Location that is shared with a third party or third parties and (2) any part of the business of IBM or any such third party is now or in the future identified by UHS as competitive with UHS' or its Affiliates' businesses, then IBM, at UHS' request, shall develop a process, subject to approval of UHS, to restrict access in any such shared environment to UHS' Confidential Information so that IBM's Agents engaged in such competitive business shall have no access to UHS' Confidential Information.

                  10.04 Access to Personnel and Resources. As part of the Services, IBM shall, upon UHS' request, provide UHS and its Affiliates equal access to IBM's specialized technical personnel and resources consistent with IBM's other commercial customers receiving substantially similar goods and services.

                  10.05 HIPAA Compliance. IBM shall comply with the provisions of Attachment 1.

                  10.06    Data Protection.

         A. General. The Parties shall each comply with their respective obligations under the Data Protection Act, if and to the extent that it applies to their respective activities hereunder. Nothing in this Agreement shall be deemed to prevent any Party from taking the steps it reasonably deems necessary to comply with the Data Protection Act. The Parties acknowledge that:

                  (1) UHS alone shall determine the purposes for which and the manner in which UHS Personal Data shall be processed in the provision or receipt of the Services.

                  (2) UHS shall be the Data Controller in respect of all UHS Personal Data.

                  (3) IBM shall be the Data Processor in respect of UHS Personal Data.

         B. IBM Basic Obligations. In a manner that conforms to any timeframes set out in the Data Protection Act (except to the extent UHS has delayed making a request of IBM), and in any event as soon as reasonably practicable, IBM shall, and shall cause IBM subcontractors to, comply with any reasonable written request by UHS to:

                  (1) Correct or delete inaccurate UHS Personal Data; provided however, IBM may comply with this provision by providing UHS electronic access to its data.

                  (2) Provide a copy of UHS Personal Data relating to a Data Subject that is stored in any form of retrieval or storage facilities in the possession or control of IBM; provided however, IBM may comply with this provision by providing UHS electronic access to its data.

                  (3) Provide information about IBM's processing of UHS Personal Data.

                  (4) Reasonably assist UHS in respect of any request or notice, or any anticipated request or notice, by or on behalf of any Data Subject in respect of UHS Personal Data; provided however, IBM shall have no obligation to communicate with any Data Subject.

                  (5) Otherwise provide reasonable assistance to UHS as necessary to allow UHS to comply with the Data Protection Act, subject to the provisions of Section
                           3.09 and the Request for Service process.

         C. IBM Restrictions. IBM shall not, without UHS' prior written approval:

                  (1) Use UHS Personal Data other than as permitted under this Agreement.

                  (2) Transfer any UHS Personal Data to third parties or across any country's border except to countries or territories within the European Economic Area, or to the UHS Data Center, except as inherently necessary to provide the Services.

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

                  (3) Carry out the processing by automatic means of any UHS Personal Data for the purpose of evaluating matters about a Data Subject that constitutes the sole basis for any decision that significantly affects such Data Subject.

         D.       IBM Further Obligations. In addition, IBM shall:

                  (1) Promptly notify UHS in writing if any complaints are received about the processing of UHS Personal Data from third parties and provide to UHS any assistance it may reasonably require in connection with such complaint.

                  (2) Take security measures, in accordance with the requirements of this Agreement, designed to safeguard against (i) unauthorized and unlawful processing of UHS Personal Data and (ii) accidental loss or destruction of, or damage to, UHS Personal Data.

                  (3) Only process UHS Personal Data in accordance with the terms of this Agreement.

                  (4) Provide that IBM personnel involved in processing UHS Personal Data have undergone reasonably adequate training in the care and handling of Personal Data.

                             ARTICLE 11 PROJECT TEAM

                  11.01 Management Committee. Within 30 days of the Effective Date, UHS and IBM shall appoint the Management Committee. A member of the Management Committee may be replaced at any time by the Party that originally appointed such member to the Management Committee with the prior consent of the other Party. UHS shall designate one of its members on the Management Committee to act as the chairperson of the Management Committee. No Management Committee member shall have voting power greater than any other Management

Committee member. The Management Committee shall be authorized and responsible for generally overseeing the performance of the Services.

                  11.02 IBM Project Executive. IBM shall appoint an individual who from the Effective Date shall be in charge of implementing the Services on a full-time basis and shall act as the primary IBM contact under this Agreement (the "IBM Project Executive"). IBM's appointment of any IBM Project Executive shall be subject to UHS' prior consent. The initial IBM Project Executive shall be listed in Exhibit 8. IBM shall not reassign or replace any IBM Project Executive during the first two years of his or her assignment as the IBM Project Executive, unless UHS consents to such reassignment or replacement or the individual (1) voluntarily resigns from IBM,
(2) is dismissed by IBM for misconduct or unsatisfactory performance in respect of his or her duties and responsibilities to UHS or IBM or (3) is unable to work due to his or her death or disability. The IBM Project Executive shall be located at the IBM facility located in Southbury, Connecticut, unless otherwise agreed upon by the Parties.

                  11.03 Key Employees. UHS shall, subject to IBM's consent, periodically update the list of Key Employees. The Key Employees as of the Effective Date shall be dedicated to the UHS account on a full-time basis for at least one year unless otherwise identified in Exhibit 8. Subsequent Key Employees shall be dedicated to the UHS account on a full-time basis for at least one year. Without UHS' approval, which approval shall not be unreasonably withheld, IBM shall not replace or reassign off the UHS account any Key Employee
(1) if such replacement or reassignment would materially disrupt the business of UHS or any of its Affiliates, and (2) without at least two months' prior notice.

                  11.04 Project Staff. IBM shall use adequate numbers of individuals with suitable training, education, experience and skill to perform the Services in the most cost

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

effective manner consistent with the applicable Service Levels. IBM shall notify UHS prior to implementing any material change in staffing requirements at IBM Service Locations or UHS Service Locations.

                  11.05 Facilities and Equipment. IBM shall supply the personal computers, workstations, terminals, printers, software and other related equipment and supplies to the Key Employees and IBM Project Executive required at any UHS Service Location. IBM shall also maintain and upgrade all such equipment and supplies. In addition, IBM shall provide on IBM's premises, to UHS personnel reasonably required to be located on IBM's premises, reasonable space, office furnishings, janitorial service, office supplies, available copier, telephone, local phone service and utilities as the Parties may agree.

                  11.06 Review Meetings. Promptly after the Effective Date, UHS and IBM shall determine an appropriate set of periodic meetings to be held between UHS and IBM. At a minimum, the Parties shall schedule (1) meetings among operational personnel to discuss ongoing issues relating generally to daily performance and planned or anticipated activities and changes, (2) management meetings to review the performance report, the project schedule report, the changes report and such other matters as appropriate, and (3) senior management meetings to review relevant contract and performance issues, each to be held as often as the Parties shall agree from time to time during the Term. Notwithstanding the foregoing, IBM is willing to participate in such meetings as often as UHS shall reasonably request.

                  11.07 Subcontractors. Exhibit 12 sets forth all subcontractors that IBM is using to provide the Services as of the Commencement Date. UHS consents to IBM's use of such subcontractors in respect of the Services being provided by such subcontractors as of the Commencement Date. IBM may not subcontract any of the other Services without UHS' prior

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written consent, except that IBM may subcontract Operations Services without
UHS' prior written consent, upon prior notice to UHS, provided that with respect to each Contract Year, the aggregate amount of all subcontracts with respect to Operations Services within each Service Tower shall not exceed 20% of the Charges (excluding help desk services, which shall not be subject to this subcontracting limitation) for that particular Service Tower for the previous Contract Year. Notwithstanding the foregoing, IBM shall not be relieved of any obligation or responsibility under this Agreement by virtue of any subcontract and shall remain liable for each of its obligations and responsibilities under this Agreement. IBM shall be responsible for the work and activities of each of its subcontractors, including compliance with the terms of this Agreement. IBM shall be responsible for all payments to subcontractors of IBM providing Services under this Agreement.

                  11.08 Conduct of IBM Personnel. While at the UHS service locations, IBM and its Agents shall (1) comply with UHS' requests, standard rules and regulations regarding personal and professional conduct (including, but not limited to, the wearing of an identification badge or personal protective equipment and adhering to regulations and general safety practices or procedures) generally applicable to such UHS service locations and (2) otherwise conduct themselves in a businesslike and professional manner. In the event that UHS determines in good faith that a particular employee, contractor or Agent is not conducting himself or herself in accordance with this Section 11.08, UHS may, but shall not be required to, provide IBM with notice and documentation in respect of such conduct. Upon receipt of such notice, IBM shall promptly investigate the matter and take appropriate action.

                  11.09 Non-Competition. IBM shall not assign an IBM Project Executive or Key Employee to the account of the companies and organizations set forth in Exhibit 9 or any

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successor company or organization without UHS' prior consent, which consent shall not be unreasonably withheld, during his or her assignment on the UHS account or for two years from the date of removal.

                        ARTICLE 12 MANAGEMENT AND CONTROL

                  12.01 Procedures Manual. As of the Commencement Date, the Procedures Manual sets for the operational procedures for the Services, including (1) the computer hardware and software environments in which the Services will be performed, (2) the documentation (such as operations manuals, user guides and disaster recovery plans) which provides further details regarding the Services, (3) the procedures IBM intends to use and the activities IBM proposes to undertake in order to manage the Services, including, when appropriate, those direction, supervision, monitoring, reporting, planning and oversight activities normally undertaken at the UHS Service Locations where critical business, commercial and financial data of UHS are processed and (4) crisis management procedures. Except as otherwise required or permitted by this Agreement, IBM shall follow and comply with the Procedures Manual in providing the Services, IBM shall, periodically throughout the Term, update the Procedures Manual and provide UHS with updated copies thereof to reflect any changes in the operations or procedures described therein within a reasonable time after such changes were made. The Procedures Manual shall not contradict the terms of this Agreement.

                  12.02 Change Control Procedures. The Change Control Procedures are set forth in Exhibit 16. All Changes shall be made pursuant to the Change Control Procedures. No Change shall be implemented without UHS' prior approval except as may be necessary on a temporary basis to maintain the continuity of the Services. IBM shall (1) schedule all projects and Changes so as not to disrupt UHS' or its Affiliates' businesses, (2) with respect to the Services, prepare and deliver to UHS a monthly rolling schedule for ongoing and planned

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Changes for the next 90-day period, (3) monitor the status of Changes against the applicable schedule, (4) document and provide to UHS notification (which may be given orally provided that such oral notice is confirmed in writing to UHS within five business days) of all Changes performed on a temporary basis to maintain the continuity of the Services no later than the next business day after the Change was made, and (5) once every 180 days during the Term review and modify, as appropriate and subject to UHS' consent, the Change Control Procedures. The Change Control Procedures shall be included by reference in the Procedures Manual.

                          ARTICLE 13 PROPRIETARY RIGHTS

                  13.01 UHS Software. Subject to any third party restrictions, UHS and its Affiliates hereby grant to IBM, at no cost to IBM, solely to provide the Services, a non-exclusive, non-transferable right to use the UHS Software; provided, however, that IBM may not decompile, disassemble or otherwise reverse engineer the UHS Software in any manner, without UHS' prior consent. As of the Commencement Date, UHS shall, subject to any third party restrictions, at no cost to IBM, provide IBM and its Agents with access to the UHS Software in the form in use by UHS and its Affiliates as of the Commencement Date. Subject to Section 11.07 and any third party restrictions, IBM may sublicense to IBM's subcontractors, at no cost to UHS or its Affiliates, the right to have access to and operate the UHS Software as may be necessary in connection with the provision of the Services. Except as otherwise provided in this Agreement, at such time as IBM or its Agents cease to perform an applicable Service, this license to IBM shall immediately revert to UHS or its Affiliates and IBM shall (1) deliver to UHS or its Affiliates, at no cost to UHS or its Affiliates, a current copy of all the UHS Software in the form in use as of the date of such cessation and (2) destroy or erase all other copies of the UHS Software that were made available to IBM or its Agents. Any enhancements or

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

modifications to the UHS Software and related documentation shall be and shall remain the exclusive property of UHS or its Affiliates or any of their third party licensors.

                  13.02    IBM Non-Commercial Proprietary Software.

         A.       General.

                  (1) Ownership. With respect to the IBM Non-Commercial Proprietary Software, such software shall be and shall remain the exclusive property of IBM. UHS shall have no rights or interests in such software except as described in this Section 13.02.

                  (2) Reverse Engineering. UHS may not decompile, disassemble or otherwise reverse engineer the IBM Non-Commercial Proprietary Software in any manner.

         B.       Mainframe Services Environment.

                  (1) Representation. IBM represents that as of the Commencement Date, the IBM Non-Commercial Proprietary Software used to provide the Mainframe Services are set forth in Exhibit 1.4.

                  (2) Consent. Following the Commencement Date, IBM shall obtain UHS' consent before using any IBM Non-Commercial Proprietary Software to provide the Mainframe Services (or otherwise introduce IBM Non-Commercial Proprietary Software into the UHS Mainframe Services environment).

                  (3) Right to Use. As part of the Base Services, IBM shall permit UHS and its Affiliates to use, as necessary to receive the Services, the IBM Non-Commercial Proprietary Software during the Term.

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

                  (4) Cessation Rights. As part of the Base Services, IBM shall deliver to UHS a copy of, and hereby grants to UHS and its Affiliates a *** license to use (and allow third parties to use solely for the benefit of UHS and its Affiliates) the IBM Non-Commercial Proprietary Software (including object code and source code forms of such software) in use by IBM and its Agents to provide the Mainframe Services immediately prior to such time as IBM and its Agents cease to perform the applicable Mainframe Services.

         C.       Non-Mainframe Services Environment.

                  (1) Consent and Cessation Rights. Following the Commencement Date, IBM shall obtain UHS' consent before using IBM Non-Commercial Proprietary Software to provide any of the Non-Mainframe Services (or otherwise introducing such Software into UHS' non-mainframe IT environment) that will create an unreasonable barrier to UHS' ability to transfer the business function or the application supported by the Services to UHS or another services provider after IBM ceases to provide the applicable Services (an "Unreasonable Barrier"). At such time, IBM shall advise UHS in writing of any transfer restrictions, license restrictions or costs which may apply to UHS' use of such IBM Non-Commercial Proprietary Software that will create an Unreasonable Barrier. In the event that UHS consents to the use or introduction of such software, IBM shall document (and the Parties shall comply with) the Parties' respective obligations regarding such

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     the Securities and Exchange Commission pursuant to Rule 24b-2 under the
     Securities Exchange Act of 1934, as amended.

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

                           transfer restrictions, license restrictions and costs in the Software Ledger relating to such software and IBM may use such IBM Non-Commercial Proprietary Software to provide the Services (or otherwise introduce such IBM Non-Commercial Proprietary Software into UHS' non-mainframe IT environment). In the event that UHS does not consent in writing to IBM's use or introduction of such IBM Non-Commercial Proprietary Software, then IBM shall not use such IBM Non-Commercial Proprietary Software to provide the Services (or otherwise introduce such IBM Non-Commercial Proprietary Software into UHS' non-mainframe IT environment). In the event that IBM uses IBM Non-Commercial Proprietary Software in UHS' non-mainframe environment without UHS' consent and such software creates an Unreasonable Barrier, IBM shall be obligated to remedy such Unreasonable Barrier within the timeframe specified in the applicable Termination Transition Plan so that UHS can transfer the business function or the application supported by the Services to UHS or another services provider. Such remedy may include, without limitation, replacing the IBM Non-Commercial Proprietary Software with functionally equivalent software or removing or modifying such IBM Non-Commercial Proprietary Software. In the event that IBM is unable or unwilling to remedy such Unreasonable Barrier within the timeframe specified in the applicable Termination Transition Plan, IBM shall grant to UHS a *** license to use (and allow third parties to use solely for the

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     the Securities and Exchange Commission pursuant to Rule 24b-2 under the
     Securities Exchange Act of 1934, as amended.

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

                           benefit of UHS and its Affiliates) such IBM
                           Non-Commercial Proprietary Software (including object code and source code forms of such software) in use by IBM and its Agents immediately prior to such time as IBM and its Agents cease to perform the applicable.

                  (2) Right of Use. As part of the Base Services, IBM shall permit UHS and its Affiliates to use, as necessary to receive the Services, the IBM Non-Commercial Proprietary Software.

                  13.03    IBM Commercial Proprietary Software.

         A. Ownership. The IBM Commercial Proprietary Software shall be and shall remain the exclusive property of IBM. UHS shall have no rights or interests in the IBM Commercial Proprietary Software except as described in this Section 13.03.

         B. Reverse Engineering. UHS may not decompile, disassemble or otherwise reverse engineer the IBM Commercial Proprietary Software in any manner.

         C. Right of Use. As part of the Base Services, IBM shall permit UHS and its Affiliates to use, as necessary to receive the Services, the IBM Commercial Proprietary Software during the Term.

         D. Representation. IBM represents that as of the Commencement Date, the IBM Commercial Proprietary Software used to provide the Mainframe Services are set forth in Exhibit 1.4.

         E. Cessation Rights. As part of the Base Services, IBM shall deliver to UHS a copy of, and hereby grants to UHS and its Affiliates a,*** license to use (and allow third parties to use solely for the benefit of UHS), the IBM Commercial Proprietary

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     the Securities and Exchange Commission pursuant to Rule 24b-2 under the
     Securities Exchange Act of 1934, as amended.

                  Software (in object code form only) in use by IBM and its Agents immediately prior to such time as IBM and its Agents cease to perform the applicable Services, subject to license terms and conditions under which IBM licenses such IBM Commercial Proprietary Software to its other customers similarly situated to UHS. UHS shall not be required to pay any license transfer fees associated with its use of the IBM Commercial Proprietary Software.

                  13.04    IBM Third Party Software

                  The IBM Third Party Software shall be and shall remain the property of IBM's third party licensors. As part of the Base Services, IBM shall, to the extent permitted by third party restrictions, make available to UHS and its Affiliates the IBM Third Party Software for use by UHS and its Affiliates in connection with the Services. As part of the Base Services, IBM shall, to the extent permitted by the licenses or leases in respect of the IBM Third Party Software, deliver to UHS a copy of, and hereby grants to UHS and its Affiliates a*** license to use (and allow third parties to use solely for the benefit of UHS and its Affiliates), the IBM Third Party Software in use by IBM and its Agents immediately prior to such time as IBM and its Agents cease to perform the applicable Services. UHS shall pay any ongoing fees after expiration or termination of an applicable Service (such as monthly license or monthly maintenance fees) for such IBM Third Party Software. To the extent that third party restrictions prevent IBM from granting such a license to UHS and its Affiliates, IBM shall recommend, and upon UHS' approval, obtain a functionally equivalent alternative. IBM shall pay any required consents and initial license fees for the use of such functionally equivalent software.

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     the Securities and Exchange Commission pursuant to Rule 24b-2 under the
     Securities Exchange Act of 1934, as amended.

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

                  13.05 Cessation Rights with Respect to Software Purchased for UHS.

         A. Software Purchased After Commencement Date. The Parties' rights pertaining to license rights and financial responsibilities for software purchased or otherwise procured by IBM on behalf of UHS following the Commencement Date shall be as documented in the Software Ledger pursuant to Section 3.05.

         B. Software Purchased Before Commencement Date. With respect to the software purchased or procured by IBM on behalf of UHS prior to the Commencement Date, IBM shall be solely responsible for any and all costs associated with the transfer of licenses to UHS pursuant to this Section 13.05, and UHS will pay any ongoing charges after expiration or termination of any Service (such as monthly license fees or maintenance fees) for such Software.

                  13.06 Developed Software. Prior to IBM or any IBM Agent (1) enhancing or modifying the UHS Software or (2) developing any software and related documentation under this Agreement ((1) and (2), collectively, the "Developed Software"), the Parties shall agree on the appropriate allocation of the proprietary rights in and interests to the Developed Software pursuant to a separate, written agreement between the Parties (a "Developed Software Agreement") which shall preempt the application of any applicable state or Federal law or any other provision of this Agreement. Unless otherwise set forth in a Developed Software Agreement, at such time as IBM and its Agents cease to provide an applicable Service, IBM shall deliver to UHS or its Affiliates, at no cost to UHS or its Affiliates, a current copy of, and grant to UHS and its Affiliates a*** license to use the Developed Software and any related

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     the Securities and Exchange Commission pursuant to Rule 24b-2 under the
     Securities Exchange Act of 1934, as amended.

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

documentation in the form in use by IBM in connection with the Services as of the date of such cessation.

                  13.07 Infringement. In the event that the Services, the IBM Software, or any code or materials created or used under this Agreement by IBM or its Agents that is contained in the Developed Software is found to be infringing upon the proprietary rights of a third party, IBM shall, at its own expense (1) obtain the right to use the infringing material, (2) modify the software or material so that it is no longer infringing, or (3) obtain and install functionally similar software or materials that are not infringing.

                  13.08 Changes and Upgrades to Software and Systems. Except as may be approved by UHS, IBM shall not make any changes or modifications to the Software that would alter the functionality of the Software, degrade the performance of the Software, or materially adversely affect UHS' or its Affiliates' businesses. IBM shall be responsible, at no cost to UHS or its Affiliates, for any modification or enhancement to, or substitution for, the Software used in connection with the Services necessitated by (1) unauthorized changes by IBM to the UHS Software or Developed Software or (2) changes to the Systems Software or related operating environments. Prior to implementing any configuration changes to the Systems that would require an increase in license requirements with respect to IBM Software or UHS Software (e.g., adding additional CPU capacity or increasing the number of processors on a server), IBM shall notify UHS of such change in accordance with the Change Control Procedures and the Software Management Process. IBM shall not implement any such change to the Systems without the prior written consent of UHS.

                  13.09    Documentation. Except as set forth in Section 13.02,
Section 13.03 and Section 13.04 with respect to the IBM Software, all Documentation shall be made available to

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UHS and its Affiliates on a non-exclusive basis. All Documentation with respect to UHS Software and Application Software shall be and will remain the property of UHS and its Affiliates.

                  13.10    Software Management Process and Software Ledger.

         A. Software Exhibits and Software Management Process. As part of the Base Services, IBM shall maintain throughout the Term comprehensive and up-to-date lists of all Software used to provide the Services in each applicable Software Exhibit. The Parties shall follow the Software Management Process for making changes to the UHS IT environment following the Commencement Date.

         B. Software Ledger. As of the Commencement Date, the IBM maintains a list (the "Software Ledger") of software that has been added to the UHS IT environment for software which either
                  (1) UHS has certain financial responsibilities or (2) certain restrictions apply with respect to the license or transfer of such software upon cessation of the applicable Services. The Software Ledger existing as of the Commencement Date is attached as Exhibit 18. On the Commencement Date, as related to the Software Ledger, any amounts owed by one Party to another shall be set to zero. As part of the Base Services in accordance with the Software Management Process, IBM shall continue to maintain and update the Software Ledger so that it reflects any changes to any software for which UHS has certain financial responsibilities or certain restrictions apply with respect to the license or transfer of such software upon cessation of the applicable Services.

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

         C.       Software Reconciliation.

                  (1) General. By no later than December 31st of each calendar year during the Term, IBM shall conduct a Software reconciliation process for the Software set forth in the applicable Software Exhibits, in accordance with this Section13.10, for the period beginning on October 31st of the prior year and ending on November 1st of the then-current year (each, a "Software Reconciliation"). Each Software Reconciliation will compare the then-current Software Ledger to the Software Ledger existing as of the first day of the applicable Software Reconciliation period (i.e., October 31st of the applicable calendar year) to determine (i) whether any of the Software previously used in the provision of the Services was deleted (or removed from the UHS IT environment) by IBM during or prior to the applicable year ("Deleted Software").

                           (i)

                           With respect to IBM Software used to provide the Mainframe Services, if a Software Reconciliation identifies Deleted Software, IBM shall (i) within 15 days of the completion of the Software Reconciliation, identify any Charges to UHS associated with such Deleted Software (e.g., license fees); (ii) credit to UHS on the next monthly invoice ***% of such Charges that had previously been billed to UHS for such Deleted Software for the period between the date such Software was deleted or removed and the date of the Software Reconciliation; and
                           (iii) credit to UHS (per Exhibit

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     the Securities and Exchange Commission pursuant to Rule 24b-2 under the
     Securities Exchange Act of 1934, as amended.

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                           1.4 for products which are listed as the
                           responsibility of IBM), on each subsequent monthly invoice ***% of the Charges for such Unused Software, to the extent that such Charges are reflected as recurring Charges in the monthly invoices.

                  13.11 Cooperation Upon Divestiture. In the event of a divestiture of any business or business unit of UHS or its Affiliates, IBM shall cooperate with UHS with respect to, and shall not unreasonably withhold or delay consent to, IBM's transfer of any license or right to use Software or IBM proprietary or third party tools.

                  13.12    Miscellaneous Software Provisions.

                  (1) Ownership of IBM e-business Tracking Tool. Ownership of the IBM e-business tracking tool shall remain with IBM, and no license to such software is provided under this Agreement.

                  (2) License Rights Under Original Agreement. With respect to the IBM Software delivered by IBM to UHS prior to the Commencement Date for the Golden Valley Data Center (the "GVDC Software", to the extent permitted by third party restrictions in respect of the IBM Third Party Software, IBM hereby grants a *** license to use (and allow third parties to use solely for the benefit of UHS and its Affiliates) the GVDC Software.

                  (3) Growth and IBM Initiated Changes in the Mainframe Services Environment. As part of the Base Services, IBM shall provide all software (other than UHS Software) necessary to account for the growth

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     the Securities and Exchange Commission pursuant to Rule 24b-2 under the
     Securities Exchange Act of 1934, as amended.

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

                  in the Mainframe Services environment and any IBM initiated changes to the Mainframe Services environment.

                          ARTICLE 14 REQUIRED CONSENTS.

                  All consents or approvals necessary to allow IBM or its Agents to use UHS' or its Affiliates' leased assets, the services provided under UHS' or its Affiliates' service contracts and that UHS Software which is acquired by IBM during the Term on behalf of, or for the benefit of, UHS or its Affiliates to provide the Services shall be obtained by IBM with UHS' cooperation. All consents, upgrade fees or approvals necessary to allow IBM or its Agents to use UHS Software, other than that which is acquired by IBM on behalf of, or for the benefit of, UHS shall be obtained by UHS with IBM's cooperation. All consents or approvals necessary to allow IBM or its Agents to (1) use the IBM Software and the IBM Third Party Software, (2) use any assets leased or owned by IBM or its Agents and (3) use third party services retained by IBM to provide the Services during the Term shall be obtained by IBM. All consents or approvals necessary to allow UHS and its Affiliates to continue to use after IBM or its Agents cease to provide an applicable Service (a) any assets leased or owned by IBM or its Agents or (b) the third party services retained by IBM to provide Services during the Term shall be obtained by IBM. UHS shall be responsible for paying the costs of obtaining any consents associated with UHS Software, other than that which is acquired by IBM on behalf of, or for the benefit of, UHS and its Affiliates during the Term. The Parties shall negotiate in good faith the financial responsibility for the costs of obtaining any other consents not otherwise provided for in this Agreement.

                         ARTICLE 15 UHS RESPONSIBILITIES

                  In addition to UHS' other responsibilities provided for in this Agreement, during the Term, UHS shall be responsible for:

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

                  (1) the appointment of the UHS Project Executive with the authority to bind UHS;

                  (2) providing, on UHS' premises, to IBM employees dedicated full time to the UHS account and reasonably required to be located on UHS' premises, reasonable space, office furnishings, janitorial service, office supplies, available copier, telephone, local phone service and utilities in connection with IBM's provision of the Services, at no cost to IBM; and

                  (3) cooperating with IBM and its Agents by, among other things, making available, as reasonably requested by IBM, personnel, information, approvals and acceptances so that IBM may perform its obligations hereunder in a timely and acceptable manner.

                          ARTICLE 16 REPORTS AND DATA

                  16.01 Ownership of UHS Data and UHS Reporting Data. The UHS Data and UHS Reporting Data are and shall remain the property of UHS and its Affiliates. The UHS Data and UHS Reporting Data shall not be (1) used by IBM or its Agents other than in connection with providing the Services, (2) disclosed, sold, assigned, leased or otherwise provided to third parties by IBM or its Agents (except as provided for in this Agreement and subject to Article 22) or
(3) commercially exploited by or on behalf of IBM or its Agents. IBM's security procedures shall ensure that UHS Data and UHS Reporting Data shall not be available to UHS Competitors. IBM shall, at UHS' request, provide information with respect to its security procedures with respect to UHS Data and UHS Reporting Data.

                  16.02 Correction of Errors. As part of the Base Services, IBM shall promptly correct at UHS' request and sole discretion any errors or inaccuracies in the UHS Data, the UHS

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

Reporting Data and the Reports caused by IBM or its Agents and such correction shall not limit any other remedies that UHS or its Affiliates may be entitled to under this Agreement or at law. Notwithstanding the foregoing, IBM shall not make any changes to the UHS Data or the UHS Reporting Data without UHS' prior approval.

                  16.03 Return of Data. IBM shall, upon (1) request by UHS at any time, or, (2) the cessation of all Termination Assistance Services, (a) promptly return to UHS and its Affiliates, in the format and on the media requested by UHS, at UHS' option, all or a portion of the UHS Data and UHS Reporting Data and (b) erase or destroy that portion of the UHS Data and UHS Reporting Data not returned to UHS in IBM's or its Agents' possession upon cessation of all Termination Assistance Services. UHS shall pay IBM's reasonable out-of-pocket costs associated with the return of such data. Archival tapes containing any UHS Data and UHS Reporting Data may be used by IBM or its Agents solely for back-up and recovery purposes.

                  16.04 Reports and Raw Data. As part of the Base Services, IBM shall provide to UHS the Reports and UHS Reporting Data. The Reports shall be prepared and provided by IBM to UHS according to the Service Exhibits. The Reports will detail UHS' use of system resources, as they relate to the Charges. IBM will also provide or allow UHS and its Affiliates electronic access to the UHS Reporting Data that was used to generate the Reports for the purposes of ad hoc reporting and for input to appropriate UHS charge-back systems.

                  16.05 Re-Runs. Neither UHS nor its Affiliates shall be charged for any re-runs of scheduled mainframe batch jobs due to the fault of IBM or any of its Agents. UHS shall pay for the Resource Units specified in the applicable Charges Exhibit for that percentage of re-runs necessitated by incorrect or incomplete data, failure of Applications Software or erroneous instructions supplied to IBM by UHS and for correction of programming, operator, or other

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processing errors caused by UHS. IBM and UHS shall follow the process existing as of the Commencement Date for detection, analysis and crediting with respect to re-runs. This existing process will be promptly incorporated into the Procedures Manual.

                   ARTICLE 17 CONTINUED PROVISION OF SERVICES

                  17.01 Disaster Recovery. As part of the Base Services, and as may be more fully described in an applicable Service Exhibit, IBM shall (1) assume responsibility for recovering UHS' Critical Functions within the timeframes specified within the applicable Service Exhibits, (2) maintain those portions of UHS' disaster recovery plan relating to the Services (the "Applicable DR Plan") so that the Critical Functions can be recovered in accordance with the requirements set forth in the applicable Service Exhibits,
(3) certify to UHS at least once each Contract Year that the Applicable DR Plan is fully operational, (4) implement the Applicable DR Plan upon the declaration of a Disaster by either Party and (5) have a contract with a provider of backup processing services during the Term. The purpose of the Applicable DR Plan is to protect UHS and its Affiliates in the event of a Disaster. As part of the Base Services, IBM shall at least once each Contract Year, update and test the Applicable DR Plan in effect at that time to ensure that the Critical Functions can be recovered in accordance with the requirements set forth in the applicable Service Exhibits. The Applicable DR Plan shall identify a backup facility or facilities that can provide the Services in the event of a Disaster (the "Backup Facility"). The Backup Facility shall be sufficiently distant from IBM's primary processing facility such that a single event would not compromise the primary processing facility and the Backup Facility simultaneously. In the event (a) Backup Facilities (e.g., operating systems) are not operational as required in the applicable Service Exhibit, UHS may terminate the Agreement without regard to Article 24.04. IBM shall demonstrate to UHS' satisfaction that the Critical Functions can run at current transaction rates and schedules at the Backup Facility.

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IBM shall demonstrate to UHS' satisfaction that the Critical Functions can run in accordance with the Service Levels at the Backup Facilities. As part of the Base Services, the Applicable DR Plan shall provide that access from UHS' locations to the Backup Facility shall be through direct data communications links (the number of access lines will be agreed upon) and will not pass through the primary data center complex.

                  17.02 Force Majeure. Any failure or delay by UHS or IBM in the performance of its obligations pursuant to this Agreement shall not be deemed a default of this Agreement or a ground for termination hereunder, provided that such failure or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, work-around plans or other means to the extent such failure or delay is due to the occurrence of a Force Majeure Event. Except as provided under this Section 17.02, upon the occurrence of a Force Majeure Event, the non-performing Party shall be excused from any further performance of its obligations pursuant to this Agreement affected by the Force Majeure Event for as long as (1) such Force Majeure Event continues and (2) such Party continues to use reasonable commercial efforts to recommence performance whenever and to whatever extent possible without delay. The occurrence of a Force Majeure Event in respect of another customer of IBM does not constitute a Force Majeure Event under this Agreement. The Party delayed by a Force Majeure Event shall immediately notify the other Party by telephone (to be confirmed in a notice within five days of the inception of such delay) of the occurrence of a Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event. If any Force Majeure Event prevents, hinders, or delays performance of any Service necessary for the performance of Critical Functions for more than 24 hours, UHS may, upon notice to IBM, procure the Services from an alternate source. IBM shall

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

be liable for the amount of UHS' payments to such alternate source in excess of IBM's Charges under this Agreement. If any Force Majeure Event prevents, hinders or delays performance of the Services necessary for the performance of Critical Functions for more than *** days, UHS may terminate this Agreement (without regard to any cure rights that IBM might otherwise have under this Agreement) without limitation as to any other remedies that UHS or its Affiliates may be entitled to under this Agreement or at law. The occurrence of a Force Majeure Event does not limit or otherwise affect IBM's obligation to provide either normal business continuation procedures or any other disaster recovery services as described in Section 17.01.

                  17.03 Allocation of Resources. Whenever a Force Majeure Event or a Disaster causes IBM to allocate limited resources between or among IBM's Affiliates and customers, UHS and its Affiliates shall receive at least the same priority in respect of such allocation as that received by IBM's other commercial customers receiving substantially similar goods and services.

                              ARTICLE 18 PAYMENTS

                  18.01 Base Charges. In consideration of IBM providing the Base Services, UHS shall pay to IBM the Base Charges. IBM shall be responsible for all fees and expenses incurred by IBM in connection with this Agreement prior to the Original Agreement Date. For the purposes of this Agreement, "as part of the Base Services" means that such Services or deliverables are included in the Base Charges. Unless explicitly set forth in this Agreement, no other charges apply to the provision of the Services.

                  18.02 Additional Charges. In consideration of IBM providing the Additional Services, UHS shall pay to IBM the Additional Charges.

-----------------------------------
*** Represents text deleted pursuant to a confidentiality request filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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

                  18.03 Rights of Set off. UHS may set-off any amounts owed to UHS as a credit against the Charges payable to IBM.

                  18.04 Expenses. All expenses (including travel and travel-related expenses) incurred by IBM in connection with its provision of the Base Services are included in the Base Charges and shall not be reimbursed by UHS or its Affiliates unless agreed upon in advance by UHS. If agreed upon pursuant to an Additional Services Schedule, UHS shall pay or reimburse IBM for the reasonable and actual documented expenses, including travel and travel-related expenses, incurred by IBM in connection with its performance of the Additional Services provided that such expenses are incurred in accordance with UHS' guidelines for such expenses as set forth in Exhibit 11 or otherwise approved in writing by the UHS Project Executive. UHS shall have no obligation to reimburse IBM for any such expenses which are either not properly approved in advance or which are not invoiced within *** days of the later of the date incurred or invoiced by the third party to IBM.

                  18.05 Unused Credits. Any unused credits against future payments issued to UHS by IBM pursuant to this Agreement shall be paid to UHS by IBM within 30 days of the expiration or termination of this Agreement for any reason.

                  18.06 Adjustment to Charges. Except as otherwise agreed upon by the Parties and subject to this Section 18.06, IBM may not increase the Charges during the Term. Commencing as of December 31, 2004, and not more than once annually, IBM may increase the Charges according to the formula set forth in the applicable Charges Exhibit.

----------------------------------
*** Represents text deleted pursuant to a confidentiality request filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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

                  18.07 Proration. Unless otherwise specified, all periodic fees or Charges under this Agreement are to be calculated on a calendar month basis and will be prorated for any partial month.

                  18.08    ***

                  18.09 Technology Improvements. UHS and IBM acknowledge that significant hardware and software price and performance improvements which occur during the Term may result in greater savings in respect of the total costs of providing the Services than IBM assumed in establishing the Charges. Within 60 days of the commencement of each calendar year, the Parties shall review actual information technology trends during the previous calendar year based on objective third-party information. In the event that UHS believes that significant hardware and software price and performance improvements have occurred which are applicable to the Services and which have not been adopted by IBM and if the Parties determine that they will realize significant cost savings as a result of the implementation of such new hardware and software improvements, IBM and UHS shall determine an appropriate allocation of implementation expenses, determine an appropriate reduction to the Charges which reflects anticipated cost savings, and implement such new hardware and software improvements. In the event that the Parties cannot agree on specific reductions, the matter shall be submitted to the Management Committee for dispute resolution pursuant to Article 28.

                          ARTICLE 19 PAYMENT SCHEDULE

                  19.01 Charges. IBM shall provide UHS during the Term with an invoice during the first week of each calendar month for (a) the current month's Base Charges and Additional Charges, and (b) the previous month's variable Charges (i.e., ARCs). UHS shall pay each such

----------------------------------
*** Represents text deleted pursuant to a confidentiality request filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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

invoice within 30 days after receipt by UHS. UHS shall pay invoices by wire funds transfer or other electronic means acceptable to IBM to an account specified by IBM.

                  19.02 Detailed Invoices. Upon UHS' request, IBM shall provide invoices with varying degrees of detail as reasonably requested by UHS.

                  19.03 Time of Payment. Any sum due IBM pursuant to this Agreement for which payment is not otherwise specified shall be due and payable 30 days after receipt by UHS of an invoice from IBM. In the event that UHS determines that it has made any overpayment or paid any charges not in fact due, UHS shall be entitled to an immediate refund upon notice to IBM of such overpayment. Any payment due to a Party under this Agreement other than amounts set-off pursuant to Section 18.03 and disputed charges or credits under Section 19.04, shall accrue interest at the rate of *** per month calculated from the date such payment is owed until the date of payment.

                  19.04 Disputed Charges or Credits. In the event either Party in good faith disputes the accuracy or applicability of any Charge or credit, the Party shall notify the other Party of the nature and support for such dispute within a reasonable period after becoming aware of, and performing an investigation of, the disputed matter. Except as permitted by Section 18.03, the Party contesting its obligations to pay a Charge or to grant a credit shall deposit any disputed amount up to but not exceeding 10 percent of the prior month's Charges, that cannot be resolved by the Management Committee which exceeds *** in an interest-bearing escrow account in the United States bank or depository specified by the other Party. In the event of a dispute pursuant to which a Party in good faith believes it is entitled to withhold payment, (1) such Party shall continue to pay the undisputed amounts and pay the disputed amounts into escrow or to

-------------------------------
*** Represents text deleted pursuant to a confidentiality request filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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

IBM in accordance with this Section 19.04 and (2) the other Party shall continue to provide the Services or otherwise perform its obligations. Upon resolution of the dispute, the Parties shall allocate the money in the escrow account and any fees relating to opening and maintaining the escrow account, plus any interest earned on such money, according to the resolution of the dispute. No failure by either Party to identify a contested Charge or credit prior to payment of the invoiced amount shall limit or waive any of such Party's rights or remedies with respect to such Charges or credits, including such Party's right to withhold such disputed amounts from subsequent Charges or credits due to the other Party and pay such sums into an escrow account as described in this Section 19.04. Unpaid fees and credits that are in dispute in accordance with this Section
19.04 shall not be considered a basis for monetary or other default or other grounds for non-performance or termination under this Agreement.

                                ARTICLE 20 TAXES

         (1) The Base Charges paid by UHS are inclusive of any applicable sales, use, personal property or other taxes attributable to periods on or after the Effective Date based upon or measured by IBM's cost in acquiring or providing equipment, materials, supplies or services furnished or used by IBM in performing or furnishing the Base Services, including without limitation, all personal property and use taxes, if any, due on IBM Machines and IBM Software and sales tax, if any, due on IBM's purchase of assets from UHS or its Affiliates.

         (2) In the event that a sales, use, excise or services tax is assessed on the provision of the Services by IBM or on IBM's charges to UHS under this Agreement, however levied or assessed, UHS shall be responsible for and pay the amount of any such tax. IBM shall inform UHS immediately upon its receipt of notice of any kind that any such sales, use, excise or service tax is due or has been assessed on the

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

                  provision of the Services. In such event, IBM and UHS shall jointly determine whether any such tax or assessment shall be paid, compromised, litigated or appealed and shall jointly determine appropriate matters with respect to procedure, compromise, defense or appeal or any other aspects of any such tax or assessment concerning its liability. UHS shall also be responsible for paying all personal property or use taxes due on or with respect to UHS Machines and Applications Software and for the payment of any excise taxes for data network lines and circuits.

         (3) Each Party shall bear sole responsibility for all taxes, assessments and other real property-related levies on its owned or leased real property.

         (4) The Parties agree to cooperate with each other to more accurately determine each Party's tax liability and to minimize such liability to the extent legally possible.

         (5) Each Party shall provide and make available to the other any resale certificates, information regarding out-of-state sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by either Party.

         (6) UHS and IBM shall cooperate to segregate the fees payable under this Agreement into the following separate payment streams: (1) those for taxable Services, (2) those for nontaxable Services, (3) those for which a sales, use or similar tax has already been paid by IBM and (4) those for which IBM functions merely as a paying agent for UHS in receiving goods, supplies or services (including leasing and licensing arrangements) that otherwise are nontaxable or have previously

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                  been subject to tax. IBM shall minimize taxes to be incurred as a result of the performance of IBM's obligations under this Agreement.

                               ARTICLE 21 AUDITS

                  21.01 Processing. Upon notice from UHS, IBM shall provide, and shall cause its Agents to provide, such auditors and inspectors as UHS or any audit or regulatory authority may designate with reasonable access to the Service Locations and the Software and Machines for the purpose of performing audits or inspections of the Services and the businesses of UHS (including (a) IBM's provision of any Service being provided in support of business being audited, and (b) verifying the integrity of UHS Data and examining the systems that process, store, support and transmit such data, as necessary for UHS to meet financial or regulatory certification and reporting requirements). IBM shall provide, and shall cause its Agents to provide, such access (1) during normal business days and hours (except as may be necessary to perform security audits) at IBM Service Locations and (2) at any time at UHS' service locations. As part of the Base Services, IBM shall provide, and shall cause its Agents to provide, such auditors and inspectors any assistance that they may reasonably require. If any audit by an auditor designated by UHS or a regulatory authority results in IBM being notified that it or its Agents are not in compliance with any generally accepted or statutory accounting principle, statutory requirement, or other audit requirement (as agreed to by the Parties) relating to the Services (other than an audit requirement relating specifically to the insurance industry), IBM shall, and shall cause its Agents to, at its own expense and within the period of time specified by such auditor or regulatory authority comply with such audit. In the event such audit involves an audit of IBM's shared environment which is used to provide services to multiple IBM customers (as opposed to an environment dedicated to UHS), where the auditor may have access to IBM

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customer data other than UHS', the Parties will work together to ensure that the auditor receives no access to other IBM customers' data and to ensure that there is no interference by the auditor with the shared environment.

                  21.02 Charges. Upon notice from UHS, IBM shall provide, and shall cause its Agents to provide, to UHS and its designees access to such financial records and supporting documentation as may be necessary for UHS to determine the accuracy of the Charges. Upon reasonable notice from UHS, UHS may audit the Charges charged to UHS to determine that such Charges are accurate and in accordance with this Agreement. If, as a result of such audit, UHS determines that IBM has overcharged UHS, UHS shall notify IBM of the amount of such overcharges and IBM shall promptly pay to UHS the amount of the overcharge, plus interest at the current prime rate, as announced by The Chase Manhattan Bank, N.A., calculated from the date of receipt by IBM of the overcharged amount until the date of payment to UHS.

                  21.03    Unauthorized Access

         A. In the event IBM or its Agents discover or are notified of a material breach or potential material breach of security on a system, or telecommunications network which contains, processes or transmits UHS' Confidential Information, IBM shall immediately (i) notify UHS, (ii) investigate the breach or potential breach and (iii) provide UHS and its designees with reasonable access to all resources and information in IBM's possession as may be necessary to investigate the breach or potential breach. UHS shall have the right to conduct any investigation relating to such breach or potential breach that it determines is appropriate.

         B. In the event IBM or its Agents may have been, or are likely to be, involved in unauthorized or illegal activities to obtain money or information from or through

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                  UHS or any of its Affiliates, its clients or suppliers or in any way damage (or expose to damage) UHS its Affiliates or any of their clients or suppliers, IBM shall immediately (i) notify UHS, (ii) investigate such activities and (iii) provide UHS and its designees with reasonable access to all resources and information in IBM's possession as may be necessary to investigate such activities. UHS shall have the right to conduct and control any investigation relating to such activities that it determines is appropriate.

                  21.04 Record Retention. Each of UHS and IBM, as part of the Base Services, shall (1) retain records and supporting documentation sufficient to document the Services and the Charges paid or payable by UHS under this Agreement in accordance with such Party's record and document retention policies and procedures and in accordance with all laws and regulations applicable to UHS and its Affiliates' businesses and (2) upon notice from the other Party, provide such Party and its auditors or inspectors with reasonable access to such records and documentation.

                  21.05 Access and Reports. As part of the Base Services, IBM shall provide to UHS and its designees (other than IBM Competitors listed on Exhibit 20, and subject to such designees entering into a confidentiality agreement with terms substantially equivalent to the confidentiality provisions of the Agreement) reasonable access to (1) IBM's and its Agents' staff providing Services to UHS, (2) records and supporting documentation relating to the Services and the portion of the Charges which are volume-related, (3) the Software and (4) the Service Locations or other facilities, as may be reasonably necessary for UHS or its auditors or inspectors to perform the audits described in Section 21.01 and Section 21.02. As part of the Base Services, IBM shall provide to UHS periodic status reports in accordance with the audit

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procedures described in Exhibit 10 regarding IBM's resolution of any audit-related compliance activity for which IBM is responsible.

                  21.06 Audit Software. As part of the Base Services and subject to the Change Control Procedures, IBM shall, at UHS' request and to the extent permitted under the applicable third party agreements, operate such audit software as UHS or its designee may provide to IBM from time to time during the Term. Notwithstanding the foregoing, in the event UHS desires to operate such software within IBM's shared environment (as opposed to dedicated environment) such request must be approved by IBM, such approval not to be unreasonably withheld.

                  21.07 Facilities. To the extent reasonably available, IBM shall provide to UHS and its designees on IBM's premises (or if the audit is being performed of a subcontractor, the subcontractor's premises if necessary) space, office furnishings (including lockable cabinets), telephone and facsimile service, utilities and office-related equipment (including a copier) as UHS or such auditors and inspectors may reasonably require to perform the audits described in this Article 21. Such facilities and related assistance shall be provided as part of the Base Services.

                  21.08 Third Party Audit. As part of the Base Services, IBM shall cooperate and participate, at the reasonable request of UHS, from time to time, in an audit of IBM by UHS or an external auditor (other than an IBM Competitor and subject to such auditor being subject to a confidentiality arrangement with UHS containing confidentiality restrictions substantially similar to those set forth in Article 22) acceptable to, and paid for by, UHS for the purpose of ensuring compliance with this Agreement. The results of such third party audit shall be the exclusive property of UHS.

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                           ARTICLE 22 CONFIDENTIALITY

                  22.01 Confidential Information. Each Party shall use at least the same standard of care in the protection of Confidential Information of the other Party as it uses to protect its own confidential or proprietary information. Each Party shall use the Confidential Information of the other Party only in the performance of obligations under this Agreement and shall make such Confidential Information available only to its employees or Agents having a "need to know" with respect to such purpose. Each Party shall advise each such employee and Agent of its obligations under this Agreement and require such employees, subcontractors and agents to abide by such obligations. In the event of the expiration or termination of this Agreement for any reason, all Confidential Information of a Party disclosed to and all copies thereof made by the other Party shall be returned to the disclosing Party or, at the disclosing Party's option, erased or destroyed. The recipient of the Confidential Information shall provide to the disclosing Party certificates evidencing such destruction. The obligations in this Section 22.01 shall not restrict any disclosure by a Party pursuant to any applicable law, or by order of any court or government agency (provided that the disclosing Party shall give prompt notice to the non-disclosing Party of such order). Confidential Information of a Party shall not be afforded the protection of this Agreement if such data was
(a) developed by the other Party from non-Confidential Information, (b) rightfully obtained by the other Party without restriction from a third party,
(c) publicly available other than through the fault or negligence of the other Party or (d) released without restriction to anyone by the owner of the Confidential Information. Except for such longer period as may be required by law or contract, the obligations set forth in this Article 22 shall continue for five years after the expiration or termination of this Agreement (provided, however, that the termination of the Original Agreement pursuant to Section 2.01 of this Agreement shall not be deemed a termination of either the Original Agreement or this Agreement, solely for

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purposes of the obligations set forth in this Section 22.01). In addition, each
Party understands and agrees that the receiving Party's employees will further develop their skills and experience through use of the disclosing Party's Confidential Information. It is not a violation of this Agreement for the recipient to use such general knowledge, skills, ideas, and techniques learned from Confidential Information in the ordinary course of its business; provided, however, that such knowledge, skills, ideas, and techniques are limited to information mentally retained by the receiving Party's employees without a subsequent reference to tangible documentation, and will not include (i) the source of the information, (ii) any financial, statistical, or personnel information, or (iii) the business plans of the disclosing Party.

                  22.02 Attorney-Client Privilege. IBM acknowledges that UHS asserts that Privileged Work Product has been or will be prepared in anticipation of litigation and that IBM is performing the services in respect of Privileged Work Product as an agent of UHS, and that all matter related thereto is protected from disclosure by Rule 26 of the Federal Rules of Civil Procedure. UHS will notify IBM of any Privileged Work Product to which IBM has or may have access. After the IBM Project Executive is notified or otherwise becomes aware that such documents, data, database or communications are Privileged Work Product, only IBM personnel for whom such access is necessary for the purposes of providing Services to UHS as provided in this Agreement may have access to Privileged Work Product. Should IBM ever be notified of any judicial or other proceeding seeking to obtain access to Privileged Work Product, IBM shall (a) immediately notify the person signing this Agreement on behalf of UHS and (b) resist providing such access to the extent it may lawfully do so. UHS shall have the right and duty to represent IBM in such resistance or to select and compensate counsel to so represent IBM or to reimburse IBM for reasonable attorneys' fees and expenses incurred in resisting such access. If

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IBM is ultimately required, pursuant to an order of a court of competent jurisdiction, to produce documents, disclose data or otherwise act in contravention of the confidentiality obligations imposed in this Agreement, or otherwise with respect to maintaining the confidentiality, proprietary nature and secrecy of Privileged Work Product, IBM shall not be liable for breach of such obligation.

                  22.03 Equitable Relief. Each Party acknowledges and agrees that, in the event of a breach or threatened breach of any of the foregoing provisions, such Party may have no adequate remedy in damages and, accordingly, shall be entitled to seek an injunction or specific performance to prevent such breach or threatened breach; provided, however, that no specification of a particular legal or equitable remedy shall be construed as a waiver, prohibition or limitation of any legal or equitable remedies in the event of a breach hereof.

                  22.04 Unauthorized Acts. Each Party shall: (1) notify the other Party promptly of any unauthorized possession, use or knowledge, or attempt thereof, of any Confidential Information by any person or entity which may become known to it, (2) promptly furnish to the other Party full details of the unauthorized possession, use or knowledge, or attempt thereof, and use reasonable efforts to assist the other Party in investigating or preventing the reoccurrence of any unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information, (3) cooperate with the other Party in any litigation and investigation against third parties deemed necessary by such Party to protect its proprietary rights and (4) promptly prevent a reoccurrence of any such unauthorized possession, use or knowledge of Confidential Information.

                  22.05 Legal Action. Neither Party shall commence any legal action or proceeding in respect of any unauthorized possession, use or knowledge, or attempt thereof, of

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Confidential Information by any person or entity which action or proceeding identifies the other Party or its Confidential Information without such Party's consent.

              ARTICLE 23 REPRESENTATIONS, WARRANTIES AND COVENANTS

                  23.01    By UHS. UHS represents, warrants and covenants that:
(1) it is a corporation validly existing and in good standing under the laws of Delaware, (2) it has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, (3) the execution, delivery and performance of this Agreement has been duly authorized by UHS, (4) no approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by it in order for it to enter into and perform its obligations under this Agreement, (5) in connection with its obligations under this Agreement, it shall comply with all applicable Federal, state and local laws and regulations and shall obtain all applicable permits and licenses, (6) the UHS Proprietary Software does not and will not, and any code or materials provided or created by UHS or its Agents that is contained on Developed Software will not, infringe upon the proprietary rights of any third party, (7) it has not disclosed as of the Effective Date any Confidential Information relating to IBM, and (8) it is either the owner or authorized by the owner of the UHS Machines and UHS Software to use such UHS Machines and UHS Software in accordance with the terms of this Agreement.

                  23.02    By IBM. IBM represents, warrants and covenants that:
(1) it is a corporation validly existing and in good standing under the laws of New York, (2) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, (3) the execution, delivery and performance of this Agreement has been duly authorized by IBM, (4) no approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by it in order for it to enter into and perform its obligations under this Agreement, (5) in connection with providing the Services, it shall comply

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with all applicable Federal, state and local laws and regulations and has obtained all applicable permits, rights and licenses (including, without limitation, all rights and licenses which are necessary to use the Systems), (6) the IBM Proprietary Software does not, and the provision of the Services and the Developed Software (except for any code or materials provided or created by UHS or its Agents) does not, infringe upon the proprietary rights of any third party, (7) it has not disclosed as of the Effective Date any Confidential Information relating to UHS, (8) it is either the owner or authorized by the owner of the IBM Machines to use such IBM Machines in accordance with the terms of this Agreement, and (9) UHS shall not be required to pay any pass-through charges under this Agreement.

                  23.03 Government Contracts. IBM and its Agents, as subcontractors for UHS or its Affiliates under certain agreements between UHS or its Affiliates and the United States Department of Health and Human Services Health Care Financing Administration and the United States Railroad Retirement Board whereby UHS or its Affiliates provide administrative services under the Federal Social Security Act (the "Medicare Contracts"), agree to comply with all provisions applicable to subcontractors under the Medicare Contracts, which provisions are herein incorporated by reference.

                  23.04 Code of Conduct. In addition to the representations, warranties and covenants set forth in this Article 23 and the Agreement, IBM shall comply with the additional terms and conditions set forth in the UHS code of conduct attached hereto as Attachment 2.

                             ARTICLE 24 TERMINATION

                  24.01 Termination for Convenience. UHS may terminate (a) this Agreement, or (b) the provision of Services to any Service Tower (or any portion thereof for which a separate termination fee is specified in the applicable Charges Exhibit), at any time by giving no less than

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*** days' prior written notice to IBM (except to the extent a different time period is specified in the applicable Exhibit), and paying to IBM on the effective date of termination the applicable amount specified in the applicable Charges Exhibit.

                  24.02 Termination for Sale of IBM. In the event that substantially all of the assets or more than 50 percent of the voting securities of IBM are sold or transferred to any person or entity or events occur that would constitute a change in control of IBM, IBM shall provide UHS notice within 10 days thereof. UHS may terminate this Agreement upon 120 days' prior notice to IBM, if such notice is given within 60 days of UHS' receipt of notice by IBM of such a sale, transfer or change in control. In the event that IBM fails to provide the notice pursuant to this Section 24.02, and fails to cure such breach within two days after receipt of notice from UHS, UHS may terminate this Agreement immediately. The termination rights described in this Section 24.02 shall not apply to a merger or corporate reorganization in which IBM is the surviving entity (provided, however, that such merger or corporate reorganization does not result in a material adverse change in the performance of the Services).

                  24.03 Termination for Sale of UHS. In the event that substantially all of the assets or more than 50 percent of the voting securities of UHS are sold or transferred to any person or entity that would constitute a change in control of UHS occurs, UHS may, within 360 days' of such sale or transfer, provide IBM notice that it intends to terminate this Agreement.

                  24.04 Termination for Material Breach. If either Party defaults in the performance of any of its material obligations under this Agreement and such default is not cured

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within *** days (the "Default Cure Period") after notice (the "Default Notice")
is received by the defaulting Party specifying, in reasonable detail, the nature of the default, the non-defaulting Party may, upon further notice to the defaulting Party, terminate this Agreement, or the Service Tower(s) (or any portion thereof affected by such default for which a separate termination fee is specified in the applicable Charges Exhibit, provided however, that no termination fee shall be payable in cases where the termination is for material breach) affected by such default, as of the date specified in such notice of termination. Any non-payment of a disputed amount under this Agreement pursuant to Section 19.04 shall not be considered a default under this Agreement. Any termination under this Section 24.04 shall be without limitation as to any other remedies that a Party may be entitled to under this Agreement. A Party shall be in default under this Agreement if upon the occurrence of events reasonably creating doubts as to such Party's ability or willingness to perform future obligations under this Agreement and such Party fails to provide within 10 days after written notice by the other Party such assurances of performance as are reasonably requested in writing by the other Party. Notwithstanding anything to the contrary contained in this Agreement, in the event of a dispute relating to or arising out of a Default Notice, the dispute resolution process set forth in
Section 28.02 and Section 28.03 must be commenced and completed within the Default Cure Period.

                  24.05 Other Terminations. This Agreement may also be terminated, in whole or in part, pursuant to Section 17.01, Section 17.02,
Section 30.03 and Attachment 1. Any such termination shall not be subject to
Section 24.01, Section 24.03 or Section 24.04.

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                         ARTICLE 25 TERMINATION CHARGE

                  25.01 Termination for Convenience. In the event of a termination pursuant to Section 24.01, UHS shall pay to IBM on the effective date of such termination an amount equal to the Termination Charge specified in the applicable Charges Exhibit for termination pursuant to Section 24.01 for the Contract Year that such termination is effected.

                  25.02 Termination for Sale of UHS. In the event of a termination pursuant to Section 24.03, UHS shall pay to IBM on the effective date of such termination an amount equal to the Termination Charge specified in the applicable Charges Exhibit for a termination pursuant to Section 24.03 for the Contract Year that such termination is effected.

                  25.03 Proration. The Termination Charge shall be prorated from the effective date of any termination effected pursuant to Section 24.01 according to the following formula:

         {(A-B)/12 months} x C + B = Prorated Termination Fee

         where:

         A = the termination fee specified in the applicable Charges
             Exhibit for the Contract Year in which termination is effective;

         B = the termination fee specified in the applicable Charges
             Exhibit for the Contract Year after the Contract Year in which termination is effective; and

         C = the number of months remaining during the Contract Year in which termination is effective.

                  25.04 No Additional Charges. In the event of a termination of this Agreement, UHS shall not pay to IBM any fees or charges other than those fees due and payable under this Agreement at the time of such termination and the applicable Termination Charges set forth in Section 25.01.

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                       ARTICLE 26 TERMINATION ASSISTANCE

                  IBM shall perform, upon UHS' request and pursuant to the applicable Services Exhibit, the Termination Assistance Services for up to 360 days following the expiration or termination of this Agreement, in whole or in part, for the Charges in effect immediately prior to such expiration or termination. In the event that, as of the effective date of termination or expiration, UHS is in material default of its financial obligations to IBM under the Agreement, UHS shall pay to IBM in advance, on a monthly basis, all Charges for the Termination Assistance Services (based on IBM's good faith, commercially reasonable estimate of said Charges) at the applicable rates set forth in the Agreement. In the event that UHS' advance payment for any month of Termination Assistance Services exceeds IBM's actual Charges for that month, UHS shall set off such excess payment against future amounts due for Termination Assistance Services or, if necessary, IBM shall refund such excess payment to UHS. The quality and standards of performance following expiration or termination shall not be degraded. Upon expiration or termination of this Agreement, in whole or in part, each Party shall, in accordance with the other's written instructions, return to the other Party all relevant Confidential Information or other materials supplied to it in the same condition as received, normal wear and tear excepted. If UHS requests that all UHS Data stored on any data media be returned to it, UHS shall pay IBM the then current replacement cost of all data media delivered by IBM to UHS. IBM shall provide the data in a machine readable form to the specifications set by UHS and to the satisfaction of UHS.

                              ARTICLE 27 EXIT PLAN

                  Upon the expiration or the termination of this Agreement, in whole or in part, for any reason:

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         (1)      IBM shall provide the Termination Assistance Services with
                  UHS' reasonable cooperation in accordance with Article 26;

         (2) each Party shall have the rights specified in Article 13 in respect of the Software and tools;

         (3) upon UHS' request, with respect to any contracts applicable to services being provided to UHS or its Affiliates for maintenance, disaster recovery services and other necessary third party services being used by IBM or its Agents to perform Services as of the expiration or termination, IBM shall, if possible, transfer or assign such agreements to UHS or its designee, on terms and conditions acceptable to both Parties; and

         (5) upon UHS' request, IBM shall sell to UHS or its designee the IBM Machines being solely used to provide the Services, free and clear of all liens, security interests or other encumbrances, at market rates.

                         ARTICLE 28 DISPUTE RESOLUTION

                  28.01 Project Executives. All disputes shall initially be referred to the IBM Project Executive and the UHS Project Executive. If the Project Executives are unable to resolve the dispute within 10 business days after referral of the matter to them, the Parties shall submit the dispute to the Management Committee.

                  28.02 Management Committee. The Management Committee shall meet at least once every 90-day period during the Term (or such other time as the Management Committee may agree from time to time) for the purpose of overseeing the performance of this Agreement and resolving the disputes that may arise under this Agreement. The Management Committee shall consider the disputes in the order such disputes are brought before it. In the event the Management Committee is unable to resolve a dispute within 10 business days from the date that

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the Management Committee first considered the matter, the Management Committee shall notify the senior management of each Party pursuant to Section 28.03.

                  28.03 Senior Management. Either Party may, upon notice and within 10 business days of receipt of a notice from the Management Committee pursuant to Section 28.02, elect to convene a meeting between senior management of the Parties. Such meeting shall occur no more than 10 business days after a Party serves notice to commence the procedure set forth in this Section 28.03. If the matter cannot be resolved at such meeting by such senior executives, a neutral adviser, if one has been agreed upon, may be asked to assist such senior executives in evaluating the strengths and weaknesses of each Party's position on the merits of the dispute. Thereafter, such senior executives shall meet and try again to resolve the matter. If the matter cannot be resolved at such meeting, such senior executives shall inform their respective senior management and the proceedings occurring pursuant to this Section 28.03 will have been without prejudice to the legal position of either Party. Each of the Parties shall bear its respective costs incurred in connection with the procedure set forth in this Section 28.03, except that they shall share equally the fees and expenses of the neutral adviser, if any, and the costs of the facility for the meeting.

                  28.04 Judicial Resolution. If a dispute is not resolved pursuant to Section 28.03, then either Party may, institute a legal proceeding against the other Party. With respect to an action to seek injunctive relief or specific performance to prevent or stay a breach of any provision of Article 13 or Article 22, the procedures of this Article 28 are not binding.

                  28.05 Continuity of Services. During the Term, IBM assumes an independent obligation to continue to perform the Services during any dispute between the Parties, including any litigation proceedings.

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                           ARTICLE 29 INDEMNIFICATION

                  29.01    By UHS. Subject to the limits and other provisions of
Article 30, UHS shall indemnify and hold IBM harmless from any liability, damages or expenses, including reasonable attorneys' fees, arising out of or relating to (1) any claim by a third party that (a) the UHS Proprietary Software or (b) any code or materials provided or created by UHS that is contained in the Developed Software (except as may have been caused by a (i) modification by IBM or its Agents (which was not directed by UHS) or (ii) IBM's combination, operation or use with devices, data or programs furnished by IBM or its Agents, to the extent that the infringement arises from such modifications, combination, operation or use) infringes upon the proprietary rights of any third party, (2) any amounts, including taxes, interest and penalties assessed against IBM which are obligations of UHS pursuant to Article 20, (3) the inaccuracy or untruthfulness of any representation, warranty or covenant made by UHS pursuant to Section 23.01, (4) tangible personal or real property damage, net of insurance recovery, resulting from UHS' acts or omissions, to the extent such damage exceeds *** in the aggregate, (5) any payment or other obligation of UHS which accrues prior to the Original Agreement Date and (6) breaches of UHS' obligations under this Agreement.

                  29.02    By IBM. Subject to the limits and other provisions of
Article 30, IBM shall indemnify and hold UHS harmless from, any liability, damages or expenses, including reasonable attorneys' fees, arising out of or relating to (1) any claim by a third party that (a) the Services, (b) the IBM Proprietary Software or (c) any code or materials provided or created by IBM or its Agents that is contained in the Developed Software infringe upon the proprietary rights of any third party (except as may have been caused by (i) a modification by UHS'

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employees (which was not directed by IBM) or (ii) UHS' combination, operation or use with devices, data or programs furnished by UHS or its Agents to the extent that the infringement would not have occurred but for such modification, combination, operation or use), (2) any amounts including taxes, interest and penalties assessed against UHS or its Affiliates which are obligations of IBM pursuant to Article 20, (3) the inaccuracy or untruthfulness of any representation, warranty or covenant made by IBM pursuant to Section 23.02, (4) claims arising out of IBM's breach or violation of IBM's subcontracting arrangements, (5) tangible personal or real property damage, net of insurance recovery, resulting from IBM's acts or omissions, to the extent such damage exceeds *** in the aggregate, (6) a breach of the safety or physical security procedures in effect (i) at the IBM Service Locations or (ii) at the UHS service locations to the extent the breach results from IBM's acts or omissions and (7) breaches of IBM's obligations under this Agreement.

                  29.03 Indemnification Procedures. If any third party makes a claim covered by Section 29.01 or Section 29.02 against an Indemnitee with respect to which such Indemnitee intends to seek indemnification under Section
29.01 or Section 29.02, such Indemnitee shall give prompt notice of such claim to the Indemnifying Party (under Section 29.01 or Section 29.02), including a brief description of the amount and basis therefor, if known. Neither the Indemnifying Party nor any Indemnitee shall be liable for any settlement of any third party claim subject to indemnification effected without its consent.

                               ARTICLE 30 DAMAGES

                  30.01 Direct Damages. Each of UHS and IBM shall be liable to the other Party for any direct damages arising out of or relating to a breach of its obligations under this

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Agreement. The following shall be considered direct damages and IBM shall not assert that they are indirect, incidental, special, or consequential damages or lost profits to the extent they result from IBM's failure to provide the Services in accordance with the Agreement:

         (1) costs of recreating or reloading any of UHS' or its Affiliates' information that is lost or damaged;

         (2) costs of implementing a work around in respect of a failure to provide all or a portion of the Services or any part thereof;

         (3) costs of replacing lost or damaged equipment software and materials;

         (4) costs and expenses incurred by UHS or its Affiliates to correct errors in software maintenance and enhancements provided as part of the Services or any part thereof;

         (5) costs and expenses incurred by UHS or its Affiliates to procure the Services from an alternate source, to the extent in excess of IBM's charges under the Agreement;

         (6) straight time, overtime or related expenses incurred by UHS or its Affiliates, including overhead allocations of UHS or its Affiliates for their employees, wages and salaries of additional employees, travel expenses, overtime expenses, telecommunication charges and similar charges, due to the failure of IBM or its Agents to provide all or a portion of the Services incurred in connection with (1) through (5) above; and

         (7)      ***

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The liability of either Party for actual, direct damages resulting from performance or nonperformance under this Agreement, regardless of the form of action, and whether in contract, tort (including, without limitation, negligence), warranty or other legal or equitable grounds, will be limited in the aggregate to *** (the "Direct Damages Cap"). This limitation will not apply to (a) losses by either Party for bodily injury or damage to real property or tangible personal property, (b) either Party's obligations to indemnify the other pursuant to Section 29.01(1), Section 29.01(4), Section 29.02(1) and
Section 29.02(5) or (c) any breach of confidentiality or privacy obligations contained in this Agreement or the improper disclosure of UHS Data (provided, however, that this subsection (c) shall not apply to the extent that such breach of confidentiality or privacy obligations (i) resulted from the failure of a Party to comply with its logical security requirements set forth in this Agreement and (ii) the Confidential Information or UHS Data was improperly disclosed when it was residing or being processed within the non-Mainframe Services environment, unless such improper disclosure resulted from the intentional misconduct of a Party).

                  30.02 Consequential Damages. In no event will either Party have any liability whether based on contract, tort (including, without limitation, negligence), warranty or any other legal or equitable grounds, for any loss of interest, profit or revenue by the other Party or for any consequential, indirect, incidental, special, punitive or exemplary damages suffered by the other Party, arising from or related to this Agreement, even if such Party has been advised of the possibility of such losses or damages; provided, however, that this clause will not prevent either Party from recovering amounts owed under this Agreement. This limitation will not apply to
(1) losses by either Party for bodily injury or damage to real property or tangible personal property,

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(2) either Party's obligations to indemnify the other pursuant to Section
29.01(1), Section 29.01(3), Section 29.01(4), Section 29.02(1), Section 29.02(3)
and Section 29.02(6) or (3) any breach of confidentiality obligations contained in this Agreement or the improper disclosure of UHS Data (provided, however, that this subsection (3) shall not entitle a Party to recover direct and consequential damages in the aggregate in excess of the amount specified in the Direct Damages Cap to the extent that such breach of confidentially or privacy obligations (i) resulted from the failure of Party to comply with its logical security requirements set forth in this Agreement and (ii) the Confidential Information or UHS Data was improperly disclosed when residing or being processed within the non-Mainframe Services environment, unless such improper disclosure resulted from the intentional misconduct of a Party). Notwithstanding the foregoing and subject to the Direct Damages Cap, IBM shall be liable to UHS for up to three times the amount of any payment or penalty imposed on UHS or its Affiliates by a regulatory agency arising out of IBM's or its Agents' nonperformance under this Agreement.

                  30.03 Performance Credits. In the event IBM fails to meet any of the Service Levels, IBM shall pay to UHS the applicable Performance Credits outlined in the applicable Service Level Exhibit. Unless otherwise set forth in a Service Level Exhibit, the Performance Credits payable to UHS in any calendar month for a Service Tower shall not exceed, in the aggregate, the percentage of that calendar month's Base Charges specified in the applicable Service Level Exhibit. The Performance Credits represent negotiated amounts on the basis of reduced service levels and shall not be deemed or construed as a penalty. If the Performance Credits incurred exceed the percentage of that calendar month's Base Charges specified in the applicable Service Level Exhibit during *** in any *** period during the Term, UHS may, upon

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notice to IBM, terminate this Agreement immediately, in whole or in part, without regard to Section 24.04. Notwithstanding the foregoing, IBM and its Agents shall cooperate with UHS and its Affiliates to respond to customer and provider complaints or concerns in connection with IBM's performance or non-performance of Services under this Agreement and shall effectuate a prompt work-around or other solution to the extent necessary to address satisfactorily such complaints or concerns. If, during the Term, the Performance Credits incurred exceed, in the aggregate, ***, UHS may, upon notice to IBM ***, terminate this Agreement in whole or in part without regard to Section 24.04. In the event UHS terminates this Agreement in part, (1) the Baseline shall be adjusted to reflect such Services removed from the scope of this Agreement as a consequence of such termination and (2) IBM shall reduce the Base Charges on a dollar for dollar basis. UHS' receipt of Performance Credits shall be without limitation as to any other remedies available to UHS or its Affiliates under this Agreement or at law, provided that UHS shall not receive duplicative recoveries.

                              ARTICLE 31 INSURANCE

                  As part of the Base Services, without limitation of any of UHS' other rights or remedies, during the Term, IBM shall maintain and shall cause its subcontractors to maintain insurance of the type and in the amounts specified below:

         (1) statutory workers compensation in accordance with all Federal, state and local requirements;

         (2) employers' liability insurance in an amount not less than $1,000,000 per occurrence;

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         (3)      commercial general liability or at IBM's option umbrella
                  liability (including contractual liability insurance) and coverage for the indemnity agreements in an amount not less than $10,000,000 per occurrence; and

         (4) comprehensive automobile liability covering all vehicles that IBM owns, hires or leases in an amount not less than $1,000,000 per occurrence (combined single limit for bodily injury and property damages).

IBM shall furnish to UHS certificates of insurance or other appropriate documentation (including evidence of renewal of insurance) evidencing coverage in accordance with this Article 31 and naming UHS as an additional insured. Such certificates or other documentation shall include a provision whereby 20 days' notice must be received by UHS prior to coverage cancellation or material alteration of the coverage by either IBM or the applicable insurer.

                      ARTICLE 32 MISCELLANEOUS PROVISIONS

                  32.01    Assignment and Change of Control.

         A. This Agreement shall be binding upon and shall inure to the benefit of each Party hereto, its successors and assigns; provided, however, neither Party may assign this Agreement or any of its rights or obligations hereunder without the consent of the other Party and any such attempted assignment shall be void, except that either Party may assign this Agreement or any of its rights or obligations hereunder without the consent of the other Party pursuant to a change of control, including a merger, consolidation or other similar corporate transaction, or sale of substantially all of its assets or stock.

         B. In the event of a change of control of UHS, UHS (or its successor or assignee) and IBM shall review the Services being provided under this Agreement and

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                  mutually determine an appropriate adjustment to the Services and Base Charges to meet UHS' changing business requirements.

                  32.02 Notices. Except as otherwise specified in this Agreement, all notices, requests, consents, approvals and other communications required or permitted under this Agreement shall be in writing and shall be sent by telecopy, if possible, to the number specified below. A copy of any such notice shall also be sent by registered express air mail or U.S. certified mail (return receipt requested) on the date such notice is transmitted by telecopy to the address specified below:

                  In the case of UHS:

                  United HealthCare Services, Inc.
                  9900 Bren Road East
                  Minnetonka, MN 55343
                  Attn: CEO, UnitedHealth Technologies

                  For default or termination,
                  with a copy to:

                  United HealthCare Services, Inc.
                  9900 Bren Road East
                  Minnetonka, MN 55343
                  Attn: General Counsel

                  In the case of IBM:

                  International Business Machines Corporation
                  150 Kettletown Road
                  Southbury, Connecticut 06488
                  Attn: Mr. Michael G. Morin

                  For a default or termination,
                  with a copy to:

                  International Business Machines Corporation
                  Global Services
                  Route 100
                  Somers, NY 10589
                  Attn: General Counsel

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Either Party may change its address or telecopy number for notification purposes by giving the other Party notice of the new address or telecopy number and the date upon which it will become effective.

                  32.03 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one single agreement between the Parties.

                  32.04 Headings. The article and section headings and the table of contents are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

                  32.05 Relationship. The performance by IBM of its duties and obligations under this Agreement shall be that of an independent contractor and nothing contained in this Agreement, except for the limited agency expressly provided for herein, shall create or imply an agency relationship between UHS or its Affiliates and IBM, nor shall this Agreement be deemed to constitute a joint venture or partnership between UHS or its Affiliates and IBM. IBM agrees and represents that it is an independent contractor and its personnel are not UHS' or its Affiliates' agents or employees for federal tax purposes, and are not entitled to any UHS employee benefits. UHS and IBM each assume sole and full responsibility for the acts of their respective personnel and UHS and IBM and their respective personnel have no authority to make commitments or enter into contracts on behalf of, bind or otherwise obligate the other Party or their Affiliates in any manner whatsoever, except for the limited agency expressly provided for herein.

                  32.06 Consents, Approvals and Requests. Unless otherwise specified in this Agreement, all consents and approvals, acceptances or similar actions to be given by either Party

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under this Agreement shall not be unreasonably withheld or delayed and each
Party shall make only reasonable requests under this Agreement and all such consents, approvals, acceptances or similar actions shall be in writing.

                  32.07 Severability. If any provision of this Agreement (other than a term or provision relating to any payment obligation) is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision of this Agreement shall be valid and enforceable to the extent granted by law.

                  32.08 Waiver. No delay or omission by either Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the Party waiving its rights.

                  32.09 Publicity. Each Party shall (1) submit to the other all advertising, written sales promotions, press releases and other publicity matters relating to the Agreement in which the other Party's name or mark is mentioned or language from which the connection of said name or mark may be inferred or implied and (2) not publish or use such advertising, sales promotions, press releases or publicity matters without the other Party's consent.

                  32.10    Entire Agreement; Order of Precedence.

         A. This Agreement and each of the Exhibits, which are hereby incorporated by reference into this Agreement, is the entire agreement between the Parties with respect to its subject matter and supersedes all other agreements, oral or written,

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                  relating to its subject matter. There are no other
                  representations, understandings or agreements between the Parties relative to such subject matter.

         B. If there is any inconsistency between this Information Technology Services Agreement and any of the Exhibits or Additional Services Schedules, the order of priority for purposes of construction and interpretation is: (1) this Information Technology Services Agreement; (2) the applicable Exhibit; (3) the applicable Additional Services Schedule; and
                  (4) the Procedures Manual; provided, however, that with respect to inconsistencies as to the scope of Services being provided by IBM, the order of priority for purposes of construction and interpretation is: (1) the applicable Additional Services Request; (2) the applicable Exhibit; (3) this Information Technology Services Agreement; and (4) the Procedures Manual.

                  32.11 Amendments. No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, change, waiver or discharge is sought to be enforced.

                  32.12 Governing Law. This Agreement and the rights and obligations of the Parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York. Any legal action, suit or proceeding arising out of or relating to this Agreement shall be brought by the Parties in Federal District Court in Hartford, Connecticut.

                  32.13    Survival. The terms of Article 13, Article 18,
Article 21, Article 22, Article 23, Article 26, Article 27, Article 28, Article 29, Article 30, Section 16.01, Section 16.03, Section 32.09, Section 32.12, this
Section 32.13, Section 32.14, Section 32.15 and Section 32.16 shall survive the expiration or termination of this Agreement for any reason.

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                  32.14    Third Party Beneficiaries. Each Party intends that
this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than UHS or IBM.

                  32.15 Covenant of Further Assurances. UHS and IBM covenant and agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each of UHS and IBM will execute and deliver any further legal instruments which are or may become reasonably necessary to effectuate the purposes of this Agreement.

                  32.16 Solicitation. IBM shall not, without UHS' prior consent, during the Term or for the one-year period following termination or expiration of this Agreement, knowingly solicit, offer employment, commence employment or retain as a consultant any employee or former employee of UHS or its Affiliates who has been directly or indirectly employed in the performance of the Services (other than employees who have ceased to be employed for a period of at least one year). Neither UHS nor its Affiliates shall, without IBM's prior consent, during the Term knowingly solicit, offer employment, commence employment or retain as a consultant any employee or former employee of IBM who has been directly or indirectly employed in the performance of the Services (other than employees who have ceased to be employed for a period of at least one year). The non-solicitation obligations set forth in this Section
32.16 shall not apply if an employment solicitation is made to the general public and the employee responds to such solicitation.

                  32.17 Remedies. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

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

                  IN WITNESS WHEREOF, each of UHS and IBM have caused this Agreement to be signed and delivered by its duly authorized representative.

                                    UNITED HEALTHCARE SERVICES, INC.

                                    By:____________________________________
                                    Name: James B. Hudak
                                    Title: CEO, UnitedHealth Technologies
                                    Date:___________________________________

                                    INTERNATIONAL BUSINESS MACHINES CORPORATION

                                    By:____________________________________
                                    Name: David M. Steinman
                                    Title: Vice President, IBM Global Services
                                    Date:___________________________________

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

                                  ATTACHMENT 1

                                PRIVACY ADDENDUM

         ACCESS TO PROTECTED HEALTH INFORMATION AND PERSONAL INFORMATION

1. IBM understands and acknowledges that it may receive from, create, or receive on behalf of UHS Protected Health Information, as defined under the privacy regulations issued pursuant to the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), and/or nonpublic personal information, as defined under the Gramm-Leach-Bliley Act and implementing regulations ("GLB"), during the performance of its obligations under this Agreement. UHS shall be solely responsible for the identification and interpretation of any privacy or security laws that apply to UHS and for determining whether the security features and processes specified in the Agreement are appropriate for UHS' compliance with such laws.

2. Except as otherwise specified herein, IBM may use or disclose Protected Health Information received from or created or received on behalf of UHS ("PHI") and nonpublic personal information received from or created or received on behalf of UHS ("Personal Information") to perform functions, activities, or services for, or on behalf of, UHS as specified in this Agreement, provided that such usage or disclosure would not violate the HIPAA privacy regulations, GLB or other federal or state privacy laws applicable to UHS, if done by UHS, subject to the last sentence of paragraph one, above.

3. With regard to its use and/or disclosure of PHI or Personal Information, IBM hereby agrees and represents and warrants to UHS that IBM shall:

    (a) not use or further disclose any PHI or Personal Information other than as permitted by this Agreement or required by law;

    (b) at all times maintain and use appropriate safeguards consistent with this Agreement to prevent uses or disclosures of any PHI or Personal Information other than as permitted in this Agreement; and

    (c) ensure that any subcontractor or agent to whom it provides any PHI or Personal Information agrees in writing to conditions and restrictions at least as restrictive as those applicable to IBM hereunder.

4. With regard to its use and/or disclosure of PHI, IBM hereby agrees and represents and warrants to UHS that IBM shall:

    (a) report promptly to UHS any use or disclosure of any PHI of which it becomes aware that is not permitted by this Agreement;

    (b) mitigate, to the extent practicable, any harmful effect that is known to IBM of a use or disclosure of PHI by IBM in violation of the requirements of this Agreement;

    (c) in the time and manner reasonably designated by UHS, make available PHI in a Designated Record Set, to UHS in order for UHS to respond to individuals' requests for

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

    access to information about them in accordance with the HIPAA privacy regulation; provided, however, IBM may comply with this section by providing UHS electronic access to its data;

    (d) in the time and manner reasonably designated by UHS, make any amendments or corrections to the PHI in a Designated Record Set that UHS directs in accordance with the HIPAA privacy regulation; provided, however, IBM may comply with this section by providing UHS electronic access to its data;

    (e) in the time and manner reasonably designated by UHS, document such disclosures made by, through or on behalf of IBM of PHI and information related to such disclosures as would be required for UHS to respond to a request by an individual for an accounting of disclosures of PHI in accordance with the HIPAA privacy regulations;

    (f) in the time and manner reasonably designated by UHS, make available to UHS, the information documented in accordance with subsection (e) above, to permit UHS to respond to a request by an individual for an accounting of disclosures, in accordance with the HIPAA privacy regulations;

    (g) in the time and manner reasonably designated by UHS or the Secretary of HHS, make its internal practices, books and records relating to the use and disclosure of PHI available to UHS or to the Secretary of HHS for purposes of determining UHS' compliance with the HIPAA privacy regulations.

5. Each term and condition of this section required by HIPAA and/or GLB shall be effective on the compliance date applicable to UHS, under the HIPAA privacy regulation and/or GLB, respectively.

6. IBM agrees that the Services which involve the use or disclosure of PHI or Personal Information under this Agreement may be terminated by UHS upon written notice to IBM in the event that IBM has violated any material term of this section, provided that such breach has not been cured in a reasonable time.

7. Upon the termination of this Agreement for any reason, IBM shall return to UHS or destroy all PHI and/or Personal Information, and retain no copies in any form whatsoever. This provision shall apply to PHI and/or Personal Information that is in the possession of subcontractors, vendors or agents of IBM.

8. Unless otherwise specified in this Agreement, all capitalized terms in this section not otherwise defined have the meaning established for purposes of Title 45 parts 160 and 164 of the UHS States Code of Federal Regulations, as amended from time to time.

9. Section 3.09 of the Agreement shall govern the Parties' responsibilities with respect to new laws and regulations, including without limitation any new privacy laws and regulations.

10.      This Attachment 1 shall survive any termination of the Agreement.

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

                                  ATTACHMENT 2

                       UNITEDHEALTH GROUP CODE OF CONDUCT

         UHS and its Affiliates are committed to complying with the laws it is subject to and operating its business with integrity. Our customers expect this commitment from us. We expect the same commitment from our contractors. As used in this Attachment 2, "you", "your", and "contractor" mean International Business Machines Corporation and its employees, agents and contractors. "Our", "we" and "us" refers to UHS and its Affiliates. The Parties agree and acknowledge that this Attachment 2 is intended to supplement the terms and conditions set forth in the Agreement, and that nothing in this Attachment 2 shall in any way be construed to modify, amend or supersede the terms and conditions of the Agreement.

1.       COMPLIANCE

         We expect you will have appropriate processes in place to promote compliance by you and your employees, agents and contractors. The types of processes, such as policies, training, monitoring and auditing, will depend on the type of work you do, the number of employees, agents and contractors and the types of non-compliance risks you have.

2.       BACKGROUND CHECKING

         IBM shall perform pre-employment criminal background checks on its newly-hired employees assigned to provide Services to UHS, consistent with the process IBM generally uses for its newly hired employee population. At the Commencement Date, such process involves a felony and misdemeanor check for the states in which applicants identify themselves as having lived for the past seven years. UHS may perform other reasonable background checks on IBM employees dedicated to providing Services to UHS, subject to a) ***, b) UHS paying expenses in connection with such additional background checks, and c) UHS complying with all laws and regulations in connection with such background checks and the use of the data.

3.       PRINCIPLES OF INTEGRITY AND COMPLIANCE

         As part of our program, we have adopted the Principles of Integrity and Compliance (the "Principles"), our code of conduct. Many of the policies included in the Principles apply to our contractors. Listed below are these policies.

4.       ACCURATE FINANCIAL RECORDS

         Any financial records you submit to us must be accurate and complete and comply with any applicable industry standards.

--------------------------
*** Represents text deleted pursuant to a confidentiality request filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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

5.       BUSINESS COURTESIES

         We limit the business courtesies our employees can accept.

6.       PROTECTING OUR PROPERTY AND ASSETS

         Pursuant to the terms of the Agreement, protect any of our property and assets, including intellectually property, you have access to as a result of doing work for us. Don't use our property and assets except as necessary to perform your work.

7.       INSIDER TRADING

         Don't buy or sell our company's stock if you have any non-public material information about our company. Don't buy or sell the stock of any other company if you have any non-public material information about the other company as a result of your work for us.

8.       EMPLOYEE ISSUES

         Treat our employees and other business associates with respect and do not engage in any discriminatory or harassing conduct.

9.       WORKPLACE SAFETY

         While on our premises, comply with our workplace safety practices.

10.      CONFIDENTIALITY

         Pursuant to the terms of the Agreement, only use and disclose consumer health information or other sensitive information you have access to or create as a result of your work for us as permitted by law and our directions to you.

11.      ASKING QUESTIONS AND REPORTING CONCERNS

If you have any questions about our policies, talk with your business contact. You can also call our Compliance HelpLine (800-455-4521). If you suspect or know about misconduct by any of our employees or other contractors, either tell your business contact or call our Compliance HelpLine. You can call the Compliance HelpLine anonymously. We will not retaliate against any contractor who makes a good faith report.

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